Dated ________
PRELIMINARY OFFERING CIRCULAR
PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Elegance Brands, Inc.
8500 Wilshire Blvd, suite 700B
Beverly Hills, CA 90211
(424) 313-7471

57,000,000 Units
Minimum Investment: 500 Units ($250.00)
Maximum Offering: 49,875,000.00

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

1

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Price to Public	Underwriting Discount and Commissions	Proceeds to the Company (2)

Units, each consisting of:	50,934,828	$0.5	(1)	$25,212,740
One Voting Common Stock Share	50,934,828	-
One-half of one Warrant	50,934,828	-
Voting Common Stock Shares underlying Warrants	25,467,414	$0.75	(1)	$18,909,555
Total Maximum Offering (3)		$44,567,975	(1)	$44,122,295
Units by Existing Shareholders (4)	6,065,172	$0.5	(1)	$3,002,260
One Voting Common Stock Share	6,065,172	-
One-half of one Warrant	6,065,172	-
Voting Common Stock Shares underlying Warrants	3,032,586	$0.75	(1)	$2,251,695
 __________
(1) The Company shall pay Sageworks Capital LLC a broker-dealer services fee equivalent to 1% on funds raised in the Offering. Sageworks LLC is not an underwriter and will not be paid underwriting fees, but will be paid service fees.

(2) Does not reflect payment of expenses of this offering, which are estimated to be approximately 5% of the total raise on average and which include, among other things, legal fees, accounting costs, broker-dealer fees, reproduction expenses, due diligence, administrative services, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include administrative fees paid to broker-dealers or technology providers. In addition, approximately $61k of syndication costs are reflected in the financial statements to date. While these costs are not all inclusive, costs of the transaction are reflected. If the Company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3) The Units, the
Voting
Common
Stock
Shares and Warrants of which the Units consist and the underlying Warrant Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Units, the
Voting
Common
Stock
Shares and Warrants of which the Units consist and the underlying Warrant Shares are only issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. The Total Maximum Offering amounts include the aggregate price and future aggregate potential proceeds of $21,375,000 with respect to the Warrant Shares if all 57,000,000 Units are sold and all 28,500,000 Warrant Shares are sold upon exercise of the Warrants issued in the Offering.

(4) On August 12, 2019, the Company split the stock of the Company and lowered the over all share price of its Voting Common Stock Shares. From August 12, 2019 to December 31, 2019, the Company sold 6,065,172 shares to shareholders. Since this was a material change, the Company is looking to qualify these securities on this Form 1-A. There is a risk that the Company may need to offer rescission to these investors which represents a risk to the Company. Please see “Risk Factors” beginning on page 9.

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of
Voting
Common Stock (the
“Voting
Common Stock” or individually, each a “Stock”) and Warrants (“Warrants”) (collectively “Units”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Elegance Brands, Inc., a Delaware Corporation (“Elegance” or the “Company”). There are 57,000,000 Shares being offered at a price of $0.50 per Share and one-half of one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $0.75 USD per Warrant Share, subject to certain adjustments, over an 18-month exercise period following the date of issuance of the Warrant. There is a minimum purchase of 500 Shares per investor. The Units will not be issued or certificated. Instead, the
Voting Common Stock
Shares and the Warrants underlying the Units will be issued separately although they will have been purchased together in this Offering. The
Voting Common Stock
Shares and Warrants will be separately transferable following the termination of any transfer hold periods under applicable law. See “Securities Being Offered” for a discussion of certain items required by Item 14 of Part II of Form 1-A. The Units are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Sageworks Capital LLC a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Units offered is 49,875,000.00 (the “Maximum Offering”). There is no minimum number of Units that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Units are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Units will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Units offered are sold, (ii) the one-year anniversary date of the qualification of the securities by the Securities Exchange Commission, or (iii) unless sooner terminated by the Company’s CEO. Funds shall be deposited in a Company account that may be controlled by Sageworks Capital LLC. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.
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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.
_____________________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.
_____________________________________

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________________________

4

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
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5

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and are seeking offers to buy, the Units only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Units. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

6

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.50
Price per Warrant Share:	$0.75 USD, subject to customary adjustments.
Minimum Investment:	$250.00 per investor (500 Units)
Maximum Offering:
•
49,875,000.00. The Company will not accept investments greater than the Maximum Offering amount.

•
A maximum of 57,000,000 units (the “Units”)
including 6,065,172 Units by existing shareholders for those Units purchased between August 12, 2019 and December 31, 2019
at an offering price of $0.50 USD per Unit, each Unit being comprised of:

•
one common share in the capital of the Company, with no par value per share (a “Common Share”); and

•
one-half of one Common Share purchase warrant (each whole warrant, a “Warrant”) to purchase one additional Common Share (a “Warrant Share”) at an exercise price of $0.75 USD per share, subject to customary adjustments, over an 18-month exercise period following the date of issuance of the Warrant.

Maximum Shares Offered:	57,000,000 Shares of Voting Common Stock and 28,500,000 Voting Common Stock Shares underlying Warrants
Use of Proceeds:
If we sell all of the 57,000,000 Units being offered, and all of the 28,500,000 Warrant Shares underlying the Units being offered, our net proceeds (after deducting fees and commissions and estimated Offering expenses) will be approximately $48,003,750 USD which includes the proceeds of $3,002,260 from the Units sold between August 12, 2019 and December 31, 2019 held by existing shareholders
.
These Units were sold and were not qualified. The Company is looking to qualify those Units herein. Those Units may be subject to rescission. Please see “
Risk Fac
tors
”
beginning on page 9.
We will use these net proceeds for research and development expenses, offering expenses, working capital and general corporate purposes, and such other purposes described in the “
Use of Proceeds to Issuer
”
section of this Offering Circular.

Voting Rights:	The Shares have voting rights, however, those rights are limited. See the description of the voting rights all the Company’s other classes of stock on page 45 herein.
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering.
Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

7

The Offering

Super Common Stock Outstanding (1)	80,000,000 Shares (post split)
Voting Common Stock in this Offering (2)	57,000,000 Shares (including 6,065,172 from existing shareholders)
Voting Common Stock Outstanding (3)	164,791 Shares
Voting Common Stock Shares Underlying Warrants (4)	28,500,000 Shares
Total Stock to be outstanding after the Offering (5)	165,500,000 Shares (post split)

1. There are 2 classes of stock in the Company at present: Common Stock and Super Common Stock.
As of the date of our financial statements
, 80,000,000 post-split shares of Super Common Stock have been issued to various shareholders in exchange for cash and services. It is expected that additional shares will be issued to various officers, directors, and other third-party services providers. There is currently no agreement for this issuance. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled “
Securities Being Offered
” on page
45
below.

As of the date of this Offering Circular, the Company is controlled by a few shareholders which are generally controlled by our officers and directors.

2. The total number of Shares of Common Stock (57,000,000) assumes that the maximum number of Units are sold in this offering.

3.Upon closing of the
initial
Offering, Units will be issued to investors that have subscribed to the Offering since the start of the qualification of the securities by the Securities Exchange Commission.
These shares are considered issued for financial statement reporting purposes.

4. The Company is Offering one-half of one Warrant in this Offering.

5. Assumes the maximum amount of Common Stock in Offering are sold and Warrants are exercised.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

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The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to our Business

Growth of operations will depend on the acceptance of our products and consumer discretionary spending.

The acceptance of our products by customers is critically important to our success. Shifts in user preferences away from our products, our inability to create alcoholic or hemp products that appeal to consumers, or changes in our products that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary user spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where users may decide to purchase beverage, CBD, or hemp products that are cheaper or to forego purchasing any type of alcohol or hemp product, due to a lack of available capital. Our vodka and hemp products are intended to be more expensive, higher end products catering to the present trends that have been observed. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

We cannot be certain that the products that we offer will become, or continue to be, appealing and as a result there may not be any demand for these products and our sales could decrease, which would result in a loss of revenue. Additionally, there is no guarantee that interest in our products will continue, which could adversely affect our business and revenues.

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Demand for products which we sell depends on many factors, including:

•	the number of customers we are able to attract and retain over time;

•
the competitive environment in the vodka industry, as well as the alcoholic beverage industry as a whole, may force us to reduce prices below our desired pricing level or increase promotional spending which may have an impact on customer perception; and

•	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely, cost-effective manner;

All of these factors could result in immediate and longer-term declines in the demand for the products we plan to offer, which could adversely affect our sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

We have limited management resources and are dependent on key executives.

We are currently relying on key individuals to continue our business and operations and, in particular, the professional expertise and services of Mr. Amit Raj Beri, Chief Executive Officer, as well as key members of our executive management team and others in key management positions. Our future success depends in large part on the continued service of Mr. Beri. If our officers and directors chose not to serve or if they are unable to perform their duties, and we are unable to retain a replacement qualified individual or individuals, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace the current officers and directors with other qualified individuals.

We increased the volume of securities being offered on August 12, 2019 and have sold securities without a qualified offering statement since that date. Shareholders who purchased shares between August 2019 and December 2019 may have rescission rights that could require us to reacquire the shares for an aggregate repurchase price of up to $2,989,736.

On August 12, 2019, we increased the volume of securities being offered and have sold securities without a qualified offering statement since that date. We will not have a qualified offering statement before a new offering statement is qualified by the Commission. As a result, that offering statement was not qualified to purchasers between August 2019 and December 2019. Units sold during that period may not have been exempt from the registration or qualification requirements under federal securities laws, may have been awarded in violation of federal securities laws and may be subject to rescission. In order to address this issue, we may make a separate rescission offer concurrent with this offering to all customers who made purchases of shares between August 2019 and December 2019.

Risks Related to our Alcohol Brands

We face substantial competition in our industry, including many new entrants into spirits and consolidation among beverage alcohol producers, wholesalers, and retailers, could hinder the marketing, sale, or distribution of our products.

In the United States, we intend to sell our products either to distributors for resale to on-premise venues and off-premise retail outlets or, in those states that control alcohol sales, to state governments who then sell them to end customers and consumers. In our non-U.S. markets, we intend use a variety of route-to-consumer models – including, in many markets, reliance on others to market and sell our products. In particular, in jurisdictions that control alcohol sales such as Canada, we intend to sell our products to the provincial liquor control boards who then sell them to end customers and consumers; and in other jurisdictions we intend to sell our products utilizing the aforementioned distributor model. Consolidation among spirits producers, distributors, wholesalers, suppliers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio. Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories.

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Our competitors may respond to industry and economic conditions more rapidly or effectively than we do. Other suppliers, as well as wholesalers and retailers of our brands, offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases. Pricing (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by other suppliers, and by wholesalers and retailers, could adversely affect our sales, margins, and business and financial results. While we seek to take advantage of the efficiencies and opportunities that large retail customers can offer, they often seek lower pricing and purchase volume flexibility, offer competing own-label products, and represent a large number of other competing products. If the buying power of these large retail customers continues to increase, it could negatively affect our financial results.

Our industry requires the attraction and retention of talented employees.

Success in the beverage industry, does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able to attract and maintain access to such individuals. If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

We will depend on a limited number of suppliers of raw and packaging materials.

We rely upon a limited number of suppliers for raw and packaging materials used to make and package our products. Our success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements. The price and availability of these materials are subject to market conditions. Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

If we are unable to obtain sufficient quantities of raw and packaging materials, delays or reductions in product shipments could occur which would have a material adverse effect on our business, financial condition and results of operations. The supply and price of raw materials used to produce our products can be affected by a number of factors beyond our control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests. If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on our business, financial condition and results of operations. In addition, our results of operations are dependent upon our ability to accurately forecast our requirements of raw materials. Any failure by us to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect our results of operations.

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The inherent uncertainty in supply/demand forecasting could adversely affect our business, particularly with respect to our aged products.

There is an inherent risk of forecasting imprecision in determining the quantity of aged and maturing products to produce and hold in inventory in a given year for future sale. The forecasting strategies we use to balance product supply with fluctuations in consumer demand may not be effective for particular years or products. There is an inherent risk of forecasting error in determining the quantity of maturing stock to lay down in a given year for future consumption as a result of changes in business strategy, market demand and preferences, macroeconomic conditions, introductions of competing products, and other changes in market conditions. Any forecasting error could lead to our inability to meet the objectives of our business strategy, future demand, or lead to a future surplus of inventory and consequent write down in value of maturing stocks. If we are unable to accurately forecast demand for our products or efficiently manage its inventory, this may have a material adverse effect on our business and financial results. Further, we cannot be certain that we will be successful in using various levers, such as pricing changes, to create the desired balance of available supply and consumer demand for particular years or products. As a consequence, we may be unable to meet consumer demand for the affected products for a period of time. Furthermore, not having our products in the market on a consistent basis may adversely affect our brand equity and future sales.

Changes in consumer preferences and purchases, and our ability to anticipate or react to them, could negatively affect our business results.

We intend to operate as a branded consumer products company in a highly competitive market, and our success depends on our continued ability to offer consumers appealing, high-quality products. Consumer preferences and purchases may shift due to a host of factors, many of which are difficult to predict, including changes in economic conditions, demographic and social trends; public health policies and initiatives; changes in government regulation of beverage alcohol products; the potential legalization of marijuana use on a more widespread basis within the United States or elsewhere which may cannibalize alcohol sales; and changes in travel, leisure, dining, gifting, entertaining, and beverage consumption trends. Consumers may begin to shift their consumption and purchases of our premium and super-premium products, more commonly found in on-premise establishments, in favor of off-premise purchases. This includes consumption at home as a result of various factors, including shifts in social trends, proliferation of smoking bans, and stricter laws relating to driving while under the influence of alcohol. Shifts in consumption channels such as these could adversely impact our profitability. Consumers also may begin to prefer the products of competitors or may generally reduce their demand for brands produced by larger companies. Over the past several years, the number of small, local distilleries in the United States has grown significantly. This is being driven by a trend of consumers showing increasing interest in locally produced, regionally sourced products. As many more competitive brands enter the market, it could have a negative impact on the demand for our premium vodka brands. In addition, we could experience unfavorable business results if we fail to attract consumers from diverse backgrounds and ethnicities in the United States and in our non-U.S. markets. Demographic forecasts in the United States for several years after 2017 indicate a slight decrease in the population segment aged 21 to 24; fewer potential consumers in this age bracket could have a negative effect on industry growth rates and our business. To continue to succeed, we must anticipate or react effectively to shifts in demographics, consumer behavior, consumer preferences, drinking tastes, and drinking occasions.

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There may be a detrimental impact to our products’ acceptance if consumer sentiment or perception towards Australia, the jurisdiction our grapes are sourced from, declines.

If we otherwise fail to develop or implement effective business, portfolio, and brand strategies, our growth, stock price, or financial results could suffer. More broadly, if consumers shift away from spirits our financial results could be adversely affected.

We believe that new products, line extensions, label and bottle changes, product reformulations, and similar product innovations by both our competitors and us will compete increasingly for consumer drinking occasions. Product innovation is a significant element of our growth strategy; however, there can be no assurance that we will continue to develop and implement successful line extensions, packaging, formulation or flavor changes, or new products. Unsuccessful implementation or short-lived popularity of our product innovations could result in inventory write-offs and other costs, reduction in profits from one year to the next, and also could damage consumers’ perception of the brand family. Our inability to attract consumers to our product innovations relative to our competitors’ products – especially over time – could negatively affect our growth, business, and financial results.

Higher costs or unavailability of materials could adversely affect our financial results, as could our inability to obtain certain finished goods or to sell used materials.

Our products use materials and ingredients that we purchase from suppliers. Our ability to make and sell our products depends upon the availability of the raw materials, product ingredients, finished products, wood, glass and PET bottles, cans, bottle closures, packaging, and other materials used to produce and package them. Without sufficient quantities of one or more key materials, our business and financial results could suffer. For instance, only a few glass producers make bottles on a scale sufficient for our requirements, and a single producer supplies most of our glass requirements.

Weather, the effects of climate change, diseases, and other agricultural uncertainties that affect the mortality, health, yield, quality, or price of the various raw materials used in our products also present risks for our business, including in some cases potential impairment in the recorded value of our inventory. Changes in weather patterns or intensity can disrupt our supply chain as well, which may affect production operations, insurance costs and coverage, and the timely delivery of our products.

Water is an essential component of our products, so the quality and quantity of available water is important to our ability to operate our business. If droughts become more common or severe, or if our water supply were interrupted for other reasons, high-quality water could become scarce.

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If the social acceptability of our products declines, or governments adopt policies disadvantageous to beverage alcohol, our business could be adversely affected.

Our ability to market and sell our products depends heavily on societal attitudes toward drinking and governmental policies that both flow from and affect those attitudes. In recent years, increased social and political attention has been directed at the beverage alcohol industry. For example, there remains continued attention focused largely on public health concerns related to alcohol abuse, including drunk driving, underage drinking, and the negative health impacts of the abuse and misuse of beverage alcohol. While most people who drink enjoy alcoholic beverages in moderation, it is commonly known and well reported that excessive levels or inappropriate patterns of drinking can lead to increased risk of a range of health conditions and, for certain people, can result in alcohol dependence. Some academics, public health officials, and critics of the alcohol industry in the United States, Europe, and other parts of the world continue to seek governmental measures to make beverage alcohol more expensive, less available, or more difficult to advertise and promote. If future high-quality scientific research indicated more widespread serious health risks associated with alcohol consumption – particularly with moderate consumption – or if for any reason the social acceptability of beverage alcohol were to decline significantly, sales of our products could decrease.

Significant additional labeling or warning requirements or limitations on the availability of our products could inhibit sales of affected products.

Various jurisdictions have adopted or may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our products relating to the content or perceived adverse health consequences of some of our products. Several such labeling regulations or laws require warnings on any product with substances that the state lists as potentially associated with cancer or birth defects. Our products already raise health and safety concerns for some regulators, and heightened requirements could be imposed. If additional or more severe requirements of this type become applicable to one or more of our major products under current or future health, environmental, or other laws or regulations, they could inhibit sales of such products.

We will probably depend on a small number of large retailers for a significant portion of our sales.

Food and beverage retailers in the U.S. and other markets have been consolidating, resulting in large, sophisticated retailers with increased buying power. They are in a better position to resist our price increases and demand lower prices. They also have leverage to require us to provide larger, more tailored promotional and product delivery programs. If we and our bottlers and distributors do not successfully provide appropriate marketing, product, packaging, pricing and service to these retailers, our product availability, sales and margins could suffer.

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We may depend on third party manufacturers for a portion of our business.

A portion of our sales revenue may be dependent on third party manufacturers that we do not control. The majority of these manufacturers’ business comes from producing and/or selling either their own products or our competitors’ products. As independent companies, these manufacturers make their own business decisions. They may have the right to determine whether, and to what extent, they manufacture our products, our competitors’ products and their own products. They may devote more resources to other products or take other actions detrimental to our brands. In most cases, they are able to terminate their manufacturing arrangements with us without cause. We may need to increase support for our brands in their territories and may not be able to pass on price increases to them. Their financial condition could also be adversely affected by conditions beyond our control, and our business could suffer as a result. Deteriorating economic conditions could negatively impact the financial viability of third party manufacturers. Any of these factors could negatively affect our business and financial performance.

Failure of third-party distributors upon which we rely could adversely affect our business.

We will rely heavily on third party distributors for the sale of our products to retailers. The loss of a significant distributor could have a material adverse effect on our business, financial condition and results of operations. Our distributors may also provide distribution services to competing brands, as well as larger, national or international brands, and may be to varying degrees influenced by their continued business relationships with other larger beverage companies. Our independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of their sales. There can be no assurance that our distributors will continue to effectively market and distribute our products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on our business, financial condition and results of operations. Furthermore, no assurance can be given that we will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

Substantial disruption to production at our manufacturing and distribution facilities could occur.

A disruption in production at our beverage manufacturing facility could have a material adverse effect on our business. In addition, a disruption could occur at any of our other facilities or those of our suppliers, bottlers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

We will most likely be subject to seasonality related to sales of our products.

Our business is subject to substantial seasonal fluctuations. Accordingly, our operating results may vary significantly from quarter to quarter. To date, we have not generated any revenues.

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We may fail to comply with applicable government laws and regulations.

We are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations in the manufacture, safety, labeling, transportation and advertising of our products could damage our reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations, could result in increased compliance costs or capital expenditures. For example, changes in recycling and bottle deposit laws or special taxes on our beverages and our ingredients could increase our costs. Regulatory focus on the health, safety and marketing of beverage products is increasing. Certain federal or state regulations or laws affecting the labeling of our products, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, are or could become applicable to our products.

We face various operating hazards that could result in the reduction of our operations.

Our operations are subject to certain hazards and liability risks faced by beverage companies that manufacture and distribute alcoholic products, such as defective products, contaminated products and damaged products. The occurrence of such a problem could result in a costly product recall and serious damage to our reputation for product quality, as well as potential lawsuits. Although we maintain insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that our insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from our operations and our products. We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms. Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues could adversely affect our results of operations, business and financial condition.

Our business could be adversely affected by litigation and complaints from customers or government authorities resulting from product defects or product contamination. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result. Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

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Risks Related to Hemp and CBD

Industrial Hemp Investment Opportunities

We may generate revenue by investing in all stages of industrial hemp businesses, including: seed grow businesses, planting operations, extraction laboratories, retail sales, and retail brands. The company intends to diversify among all avenues of these businesses.

Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our Shareholders.

While we may intend to invest in companies that harvest, cultivate, possess, distribute or sell industrial hemp and these activities are presently legal under federal law after the passage of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”), there may still be a situation where we are exposed to potential criminal liability, and our assets could be subject to civil forfeiture proceedings.

Investors Not Represented by Independent Counsel

The prospective Investors as a group have not been represented by independent counsel in connection with the formation of the Company or this Offering. The Company Agreement and amendments thereto have been prepared by counsel for the Manager and such counsel owes no duties of any kind to any Shareholders of the Company.

Laws and regulations affecting the regulated industrial hemp industry are constantly changing, which could detrimentally affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is highly likely that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

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FDA regulation of industrial hemp and industrial hemp derived CBD could negatively affect the industrial hemp industry, which would directly affect our financial condition.

While the federal government has recently legalized industrial hemp, the U.S. Food and Drug Administration (FDA) intends to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA is in the process of issuing rules and regulations including cGMPs (certified good manufacturing practices) related to the licensing of growth, cultivation, harvesting and processing of hemp. Companies may need to perform clinical trials to verify efficacy and safety, which could prove costly and delay production and profits. It appears likely the FDA will require that facilities where hemp is grown be registered and comply with certain federally prescribed regulations which have not yet been released. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the industrial hemp industry, what costs, requirements and possible prohibitions may be enforced. If companies we choose to invest in are unable to comply with the regulations and or registration as prescribed by the FDA, we may be unable to continue to operate their business in its current form or at all.

A drop in the retail price of industrial hemp products may negatively impact our business.

The demand for industrial hemp products depends in part on the price of commercially grown industrial hemp. Fluctuations in economic and market conditions that impact the prices of commercially grown industrial hemp, such as increases in the supply of such industrial hemp and the decrease in the price of products using commercially grown industrial hemp, could cause the demand for industrial hemp products to decline, which would have a negative impact on our business. With the recent legalization of industrial hemp, there is a large opportunity to be successful in the market, however, as the space becomes more popular, and larger companies arrive in the space, market conditions may change.

Businesses we invest in may not obtain the necessary permits and authorizations to operate the industrial hemp business.

Businesses we invest in may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for the cultivation, production and dispensary businesses, or may only be able to do so at great cost. In addition, they may not be able to comply fully with the wide variety of laws and regulations applicable to the industrial hemp industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on their ability to operate the industrial hemp business, which could have a material adverse effect on our business.

If products are contaminated, businesses we invest in may have litigation and products liability exposure.

Potential investments source some of our products from third-party suppliers. Although they test the products from third-party suppliers, they may not identify all contamination in those products. Possible contaminates include pesticides, molds and fungus. If a customer suffers an injury from their products, they may sue the company in addition to the supplier and they may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

Businesses we invest in operate with the risk of a potential complete loss of product.

Many of our potential investments are completely dependent upon the successful harvest of hemp product. If a harvest is lost due to uncontrollable events, such a loss could have a material adverse effect on our business. We intend to diversify our investments to limit the impact of such a loss.

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CBD businesses may have difficulty accessing the service of banks, which may have a direct financial impact on companies in which we invest.

While industrial hemp cultivation was legalized by the 2018 Farm Bill, the FDA is choosing to regulate certain hemp products, including CBD, under the FDAC act. Business we invest in, may be in the CBD market, and could have trouble securing services from banks due to the current position FDA is taking with CBD.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of industrial hemp. We believe that as industrial hemp becomes more accepted the stigma associated with industrial hemp use will diminish and as a result consumer demand will continue to grow. And while we believe that the market and opportunity in the industrial hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the industrial hemp industry will adversely affect our business operations.

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

If products are contaminated, businesses we invest in may have litigation and products liability exposure.

Potential investments source some of our products from third-party suppliers. Although they test the products from third-party suppliers, they may not identify all contamination in those products. Possible contaminates include pesticides, molds and fungus. If a customer suffers an injury from their products, they may sue the company in addition to the supplier and they may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

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Risks Related to our Intellectual Property

It is difficult and costly to protect our proprietary rights.

Our commercial success will depend in part on obtaining and maintaining trademark protection and trade secret protection of our products and brands, as well as successfully defending these trademarks against third-party challenges. We will only be able to protect our intellectual property related to our trademarks and brands to the extent that we have rights under valid and enforceable trademarks or trade secrets that cover our products and brands. Changes in either the trademark laws or in interpretations of trademark laws in the U.S. and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our issued trademarks or in third-party patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

We may face intellectual property infringement claims that could be time-consuming and costly to defend, and could result in our loss of significant rights and the assessment of treble damages.

From time to time we may face intellectual property infringement, misappropriation, or invalidity/non-infringement claims from third parties. Some of these claims may lead to litigation. The outcome of any such litigation can never be guaranteed, and an adverse outcome could affect us negatively. For example, were a third party to succeed on an infringement claim against us, we may be required to pay substantial damages (including up to treble damages if such infringement were found to be willful). In addition, we could face an injunction, barring us from conducting the allegedly infringing activity. The outcome of the litigation could require us to enter into a license agreement which may not be under acceptable, commercially reasonable, or practical terms or we may be precluded from obtaining a license at all. It is also possible that an adverse finding of infringement against us may require us to dedicate substantial resources and time in developing non-infringing alternatives, which may or may not be possible. In the case of diagnostic tests, we would also need to include non-infringing technologies which would require us to re-validate our tests. Any such re-validation, in addition to being costly and time consuming, may be unsuccessful.

Finally, we may initiate claims to assert or defend our own intellectual property against third parties. Any intellectual property litigation, irrespective of whether we are the plaintiff or the defendant, and regardless of the outcome, is expensive and time-consuming, and could divert our management’s attention from our business and negatively affect our operating results or financial condition.

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We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property or
claiming ownership of what we regard as our own intellectual property.

Although we try to ensure that we, our employees, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we, our employees, or independent contractors have used or disclosed intellectual property in violation of others’ rights. These claims may cover a range of matters, such as challenges to our trademarks, as well as claims that our employees or independent contractors are using trade secrets or other proprietary information of any such employee’s former employer or independent contractors. As a result, we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Risks Related to this Offering

Our officers and directors and their affiliates will exercise significant control over
Elegance Brands
.

Currently, our officers, directors, and other insiders, may have individual interests that are different from yours and will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. It should also be noted that the shares for sale in this Offering have Will only have one vote per share owned compared to the Super Common Stock which has ten votes per share.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Following this offering, our charter documents may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they will:

•	authorize our board of directors, without stockholder approval, to issue up to 10,000,000 shares of undesignated preferred stock;

•	provide for a classified board of directors;

•	prohibit our stockholders from acting by written consent;

•	establish advance notice requirements for proposing matters to be approved by stockholders at stockholder meetings; and

•	prohibit stockholders from calling a special meeting of stockholders.

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There is no market for our stock and for the foreseeable future, it is unlikely one will develop.

Prior to this offering, there has been no public market for shares of our common stock. An active market may not develop following completion of this offering, or if developed, may not be maintained.

The price at which our common stock will trade after this offering could be extremely volatile and may fluctuate substantially due to the following factors, some of which are beyond our control:

•	variations in our operating results;

•	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•	announcements of developments affecting our business, systems or expansion plans by us or others;

•	market volatility in general; and

•	the operating results of our competitors.

As a result of these and other factors, investors in our common stock may not be able to resell their shares at or above the initial offering price.

In the past, securities class action litigation often has been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources.

We do intend to eventually list on an exchange such as the NASDAQ or OTCQB. The OTCQB can be highly illiquid. There is no guarantee we will ever be able to list our securities. Investors should view an investment in our stock as a long-term investment.

We have no intention to pay cash dividends on our common stock for the foreseeable future.

We currently expect to retain future earnings, if any, to finance the growth and development of our business and do not anticipate paying any cash dividends for the foreseeable future. Therefore, you possibly will not receive any return on an investment in our common stock unless you sell your common stock for a price greater than which you paid for it.

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Our offering price is arbitrary and bears no relationship to our assets, earnings, or book value.

There is no current public trading market for the Company’s Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

New shareholders will experience immediate dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

The Company may undertake additional equity or debt financing that may dilute the shares in this offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of shares subscribed for under this offering.

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

The proceeds from this Offering, including potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $49,875,000 before deducting fees, commissions and offering expenses payable by us. We expect that if the maximum sale of Units and Warrant Shares is achieved, the net proceeds from this Offering will be sufficient to fund our current operations for at least the next twenty-four months. However, we may not achieve the maximum sale of Units and Warrant Shares, and/or our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

An investment in the shares is speculative and there can be no assurance of any return on any such investment

An investment in the Company’s shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

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The shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered

Since the Company is offering the shares on a “best efforts” basis, there is no assurance that the Company will sell enough shares to meet its capital needs. If you purchase shares in this offering, you will do so without any assurance that the Company will raise enough money to satisfy the full use of proceeds to Company which the Company has outlined in this offering circular or to meet the Company’s working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity it needs to raise

There is no assurance that the maximum amount of shares in this offering will be sold. If the maximum offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this offering.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future, so any return on investment may be limited to the value of our shares

We have never paid cash dividends on our shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company may not be able to obtain additional financing

Even if the Company is successful in selling the maximum number of shares in the offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this offering.

An investment in the Company’s shares could result in a loss of your entire investment

An investment in the Company’s shares offered in this offering involves a high degree of risk and you should not purchase the shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

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There is no public trading market for the Company’s shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s Common Stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the company must file an application on form 211 with, and receive the approval by, the financial industry regulatory authority (“FINRA”) of which there is no assurance, before active trading of the company’s securities could commence. If the company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’S automated quotation system, or NASDAQ stock market. Prices for securities traded solely on the pink sheets may be difficult to obtain and holders of the shares and the company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ shares may be registered on a FORM S-1 registration statement with the securities and exchange commission in the future, there is absolutely no assurance that shares could be sold under rule 144 or otherwise until the company becomes a current public reporting company with the securities and exchange commission and otherwise is current in the company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales of our shares by insiders under Rule 144 or otherwise could reduce the price of our shares, if a trading market should develop

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

Should our securities become quoted on a public market, sales of a substantial number of shares of our type of stock may cause the price of our type of stock to decline

Should a market develop and our shareholders sell substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because the Company does not have an audit or compensation committee, shareholders will have to rely on our directors to perform these functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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The Company has made assumptions in its projections and in forward-looking statements that may not be accurate

The discussions and information in this offering circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this offering circular or in other reports issued by us or by third-party publishers.

The Company has significant discretion over the net proceeds of this offering

The Company has significant discretion over the net proceeds of this offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

You should be aware of the long-term nature of this investment

There is not now, and likely will not be in the near future, a public market, for the shares. Because the shares have not been registered under the securities act or under the securities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securities act or other securities laws will be affected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

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You will have very little voting power and most likely no influence on the management of the Company.

Each Common Share of the Company is entitled to one vote per share on those matters subject to a vote by shareholders. However, the management and other insiders hold Super
Common Shares. These shares carry
twenty (20)
v
otes to every share held. Currently, there are 80 million shares of Super Common Shares outstanding with
1
.6
b
illion
votes
. Even if all the share in this offering are sold, the Common Shareholder under this offering will have
, collectively, only 57 million shares. Therefore, the Common Shareholders would need many of the Super Common Shareholders to vote with them in order to have any influence over the decisions of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company
– those who hold Super Common Shares.
You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase shares unless he or she is willing to entrust all aspects of management to the Company.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are 49,875,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $47,700,000 after the payment of offering costs including broker-dealer and selling commissions, but before printing and mailing costs, marketing costs and other compliance fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

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Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to secure the final location where we will establish our facilities, undertake setting them up and then immediately commencing full blown research and development and manufacturing activities. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

This Use of Proceeds accounts for all of the sales of the Units, including those sales already made to shareholders between August 2019 and December 2019 that may be subject to rescission.

	10%	25%	50%	75%	100%
Gross Proceeds	$4,987,500	$12,468,750	$24,937,500	$37,406,250	$49,875,000
Offering Expenses(1)	$340,000	$640,000	$1,340,000	$1,590,000	$2,840,000
Selling Commissions & Fees(2)	$49,875	$124,688	$249,375	$374,063	$498,750
Net Proceeds	$4,597,625	$11,704,063	$23,348,125	$35,442,188	$46,536,250
Marketing	$1,287,335	$3,277,138	$6,537,475	$9,923,813	$13,030,150
COGS & Product Development	$1,471,240	$3,745,300	$7,471,400	$11,341,500	$14,891,600
Salaries and Wages	$750,000	$1,000,000	$2,101,331	$3,189,797	$4,188,263
Rent & Warehousing	$50,000	$50,000	$50,000	$50,000	$50,000
Office Expense	$50,000	$50,000	$50,000	$50,000	$50,000
Furniture; Fixtures	$15,000	$25,000	$50,000	$100,000	$200,000
Travel	$75,000	$75,000	$150,000	$300,000	$600,000
Utilities	$30,000	$30,000	$60,000	$120,000	$240,000
Computers & Software	$25,000	$25,000	$50,000	$100,000	$200,000
Licenses	$15,000	$15,000	$30,000	$60,000	$120,000
Insurance	$45,000	$45,000	$90,000	$180,000	$360,000
Legal and Accounting	$225,000	$225,000	$225,000	$225,000	$225,000
Working Capital	$559,050	$3,141,625	$6,482,919	$9,802,078	$12,381,238
Total Use of Net Proceeds	$4,597,625	$11,704,063	$23,348,125	$35,442,188	$46,536,250
Total Use of Gross Proceeds	$4,987,500	$12,468,750	$24,937,500	$37,406,250	$49,875,000

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(1)	We expect to incur the following estimated offering expenses:

Offering Expenses(1)	10%	25%	50%	75%	100%
Investor Relations Team	$250,000	$550,000	$1,250,000	$1,500,000	$2,750,000
Legal	$50,000	$50,000	$50,000	$50,000	$50,000
Audit	$15,000	$15,000	$15,000	$15,000	$15,000
Other	$25,000	$25,000	$25,000	$25,000	$25,000
TOTAL	$340,000	$640,000	$1,340,000	$1,590,000	$2,840,000
________________
(2)
The Company shall pay Sageworks Capital LLC a broker-dealer services fee equivalent to 1% on funds raised in the Offering. Sageworks LLC is not an underwriter and will not be paid underwriting fees, but will be paid service fees.

(3)	We expect that we will incur variable costs by hiring quality control staff regarding investor acquisition and reporting information to investors.

(4)
On April 20, 2018 the Company entered into an agreement for the assignment and purchase of intellectual property for the Elegance Vodka brand from Australian Boutique Spirits Pty Ltd, an Australian proprietary limited company that owned the Elegance Vodka brand. The Company had agreed to pay $800,000 within seven (7) days of the closing of a financing from this Offering. This was not an arm’s length transaction as our CEO, Amit Raj Beri is also the Sole Director/Secretary of Australian Boutique Spirits Pty Ltd. On January 5, 2019, the Company successfully negotiated a reduction in the Company’s purchase price of intellectual property from $800,000 to $1. In doing so, the Company procured access to significant intellectual property to advance its operations on favorable terms.

(5)
We previously entered into an agreement with Cloverfield Capital Corp. (“Cloverfield”) for various consulting services where Cloverfield was to be paid up to $250,000 for its services related to capital markets advisory, management of this Regulation A+ and positioning the Company for a potential subsequent listing and trading on an exchange. That agreement was rescinded on February 1, 2019. The Company may enter into an agreement with another consultant and thus, is reserving the fees in the Use of Proceeds.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the Company. The Company has engaged Sageworks Capital LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 51.51% of the total Shares of stock of the Company outstanding, but it is expected that the Company will issue shares to officers and directors in exchange for services which will result in greater dilution to the shareholders. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. The chart below assumes exercise of the Warrants issued under this Offering.

	100%	75%	50%	25%	10%
Net Tangible Assets	$49,779,000.00	$32,071,702.00	$21,384,202.00	$10,696,702.00	$4,284,202.00
Offering Expenses	$3,338,750.00	$1,964,062.50	$3,089,375.00	$764,687.50	$389,875.00
After Offering Expenses	$46,440,250.00	$30,107,639.50	$18,294,827.00	$9,932,014.50	$3,894,327.00
New Shares	85,500,000	64,125,000	42,750,000	21,375,000	8,550,000
Total Shares	165,500,000	144,125,000	122,750,000	101,375,000	88,550,000
Previous Value	$0.00012	$0.00012	$0.00012	$0.00012	$0.00012
Book Value per Share	$0.2806	$0.2089	$0.1490	$0.0980	$0.0440
Increase to Old Shareholders	$0.2805	$2.3030	$1.6630	$0.9035	$0.3757
Change in Value	$0.2194	$0.2911	$0.3510	$0.4020	$0.4560
Percentage Dilution	43.88%	58.22%	70.19%	80.41%	91.20%
Percentage of Outstanding	51.66%	44.49%	34.83%	21.09%	9.66%
_________
(1)	Total shares reflect all shares that have been issued to date. Total Shares do not reflect the potential future exercise of warrants to be issued to shareholders upon entry into a Warrant Agreement.

PLAN OF DISTRIBUTION

The Units, the
Voting Common Stock Shares
and Warrants of which the Units consist, and the underlying Warrant Shares are being offered in the United States pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “
best-efforts
” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment. We have no minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements towards our business uses, as more specifically set forth in the “
Use of Proceeds
”. There is no arrangement for the return of funds to investors if all of the Units offered are not sold in the Offering.

We are offering a Maximum Offering of up to 49,875,000 in Units. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company has agreed to pay Sageworks Capital LLC, a service fee equal to 1% on all funds raised in the Offering. Sageworks is a licensed FINRA broker-dealer. Sageworks will also be paid $10,000 for filing fees and FINRA will be paid $8,000.

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Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds held in an FDIC insured account will promptly be refunded to each investor without interest. The Company may terminate the Offering at any time for any reason at its sole discretion and may extend the Offering past the Closing Date at the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Common Stock was authorized as of August 1, 2019.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

We currently use our website http://investinelegance.com/, to provide notification of the Offering. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the http://investinelegance.com/ website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Sageworks Capital LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

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1. Accept investor data from the Company;

2. Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ( AML ), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3. Review subscription agreements received from prospective investors to confirm they are complete;

4. Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5. Contact the Company and/or the Company’s agents, if needed, to gather additional information or clarification from prospective investors;

6. Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Serve as registered agent where required for state blue sky requirements;

8. Transmit data to the Company’s transfer agent in the form of book-entry data for maintaining the Company’s responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9. Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10. Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company has agreed to pay Sageworks Capital LLC, a service fee equal to 1% on all funds raised in the Offering. Sageworks will also be paid $10,000 for filing fees and FINRA will be paid $8,000.

Funds will be deposited in an FDIC insured account and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. Sageworks Capital LLC has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Shares. Sageworks Capital LLC is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Sageworks Capital LLC is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Sageworks Capital LLC’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Sageworks Capital LLC’s involvement in this offering as any basis for a belief that it has done extensive due diligence. Sageworks Capital LLC does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

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This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 500 Shares of Common Stock in the cumulative principal amount of $250.00. All subscription checks should be sent to Sageworks Capital LLC made payable to Elegance Brands, Inc. at the following address: 252 Bradley Court Philadelphia, PA 18966. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

33

DESCRIPTION OF THE BUSINESS

Overview

The Company was formed as a Delaware corporation on October 30, 2017 as Herb Infusion Group Holdings, Inc. In January 2018, it changed its name to Opulence Spirits, Inc. In March 2018, it then again changed its name to Elegance Spirits, Inc. In September 2019, the Company changed its name to Elegance Brands. The Company was formed and named for the specific purpose of manufacturing, marketing and selling diversified beverages and alcoholic spirits including hemp and CBD infused beverages and super-premium, luxury spirits globally. As such, the Company entered into an agreement for the assignment and purchase of intellectual property for the Elegance Vodka brand from Australian Boutique Spirits Pty Ltd, an Australian proprietary limited company that owned the Elegance Vodka brand, on April 20, 2018. The Company also developed its flagship brand, Gorilla Hemp Energy Drink for commercialization and sale into legal hemp and CBD markets.

Product

The Company has multiple lines of products across the super-premium spirits and hemp and CBD infused beverage categories.

Super-Premium Spirits:

Elegance Vodka is a super-premium, luxury vodka brand distilled from Australian grapes. The vodka is certified gluten-free, distilled eleven times in small batches, blended with Australian natural pure water and charcoal filtered prior to packaging and distribution. Each bottle of Elegance Vodka is hand blown, and all components are assembled by hand in a state-of-the-art manufacturing and bottling facility.

In the early 2000’s, French spirits companies began the commercial process of using white grapes to produce vodka. Ciroc vodka, for example, is produced in France from grapes. Since then, multiple varietals of grapes have been used to produce fine vodka products. The Company has extrapolated this philosophy to showcase a unique, first-of-its-kind, super-premium vodka created from Australian grapes and to promote “Brand Australia” to the world. Australian grapes and food products are considered to be some of the healthiest and cleanest foods in the world. All these elements combine to make Elegance Vodka a “world first” product.

Hemp and CBD Infused Beverages:

Gorilla Hemp Energy Drink is trailblazing the next big trend in energy drinks. It features:

•	Natural plant extracts and ingredients to boost physical stamina, provide maximum energy and mental alertness; and

•	Balancing effect delivered by high quality hemp-derived CBD.

Indica Hemp-Infused Tonic: The world’s first hemp-infused tonic water harnesses the relaxing properties of Indica Hemp, blended with pure spring water and quinine of the highest quality.

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Perfectly suited to enhance the finest artisanal cocktails, this innovative mixer will deliver a balanced drinking experience.

Lifebrew CBD: Poised to disrupt both the beer and CBD industries, LifeBrew CBD combines all the benefits of CBD with the flavor, feel, and frothiness of a craft beer. Designed to appeal to wellness-conscious consumers that are increasingly seeking a non-alcoholic drinking experience, LifeBrew CBD delivers an alcohol-free and low-calorie alternative for typical consumption occasions.

Coat of Arms Hemp-Infused Australian Gin: This distinctive Australian spirit alternative boasts a classic dry gin style and nuances of native botanicals including juniper, coriander, and cardamom. This Craft Australian Gin utilizes Hemp as a hero ingredient to deliver wellness benefits in your favourite Gin spirit.

Chilled Leaf Hemp Iced Tea: A revitalizing ready-to-drink blend of all-natural black tea and hemp CBD creates a rich beverage with a hint of sweetness, perfect for everyday consumption. Enhance with a lemon squeeze and a drop of honey for the ideal summer beverage.

Fernet Verde: This amaro-style beverage is infused with all-natural hemp extract, delivering the essence of your favorite herbal liqueur with all the wellness benefits of CBD. Whether mixed in a classic craft cocktail or enjoyed as a post-meal digestif, this world-first product offers a satisfying drinking experience.

Brahmi CBD Wellness & Nootropic Shot: This world’s first shot infuses the beneficial effects of CBD with a precise nootropic formula to deliver a balanced experience that may help improve cognitive functions such as creativity, motivation, and mental clarity. Take one dose daily as part of your morning routine to optimize your performance throughout the day.

CBD-Infused Kentucky Aromatic Bitters: All-American Kentucky aromatic bitters infused with organically-farmed hemp CBD delivers a rich, concentrated liquid that will elevate any collection of artisanal mixers. Made with a secret blend of aromatic herbs, natural botanicals, and exotic spices, this is the perfect complement for any craft cocktail.

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Market

Super-Premium Spirits

As global spirits consumption and per capita incomes rise, the Company believes there is an opportunity for a grain-free, super-premium spirit to disrupt the market. The Company intends to take advantage of not just domestic and international market growth, but also capture the increased margins in producing a premium spirit product. According to the US Distilled Spirits Council and Allied Market Research, it is anticipated that the sales of vodka overall will increase in the next five years.

In August 2017, Chris Shead, a channel director at Pernod Ricard UK, predicted that premium spirits would become the “standard” in pours while super-premiums would see an increase in popularity. Premium spirits currently account for 50% of the market sales.1

The Distilled Spirits Council of the United States (DISCUS) divides all spirit categories into four segments: Value, Premium, High End Premium and Super Premium. The price points of each depends on the particular spirit and is categorized not by a retail price per bottle, but rather, by supplier revenue per case. In this way, from the consumer’s perspective, the Super Premium category sets a relatively low point of entry in terms of pricing.2 This category has seen a significant rise in popularity in the last several years. According to Euromonitor data, international sales of luxury spirits hit US$15bn in 2015, up from US$11.8bn in 2010. This figure is forecast to rise to US$17.7bn by 2020.3

________________
1 http://www.morningadvertiser.co.uk/Article/2017/08/21/What-are-premium-and-super-premium-spirits Retrieved June 13, 2018

2 http://www.eater.com/drinks/2015/12/4/9837706/ultra-premium-spirits-whiskey-cognac-rum Retrieved June 13, 2018

3 http://www.thespiritsbusiness.com/2016/12/craft-spirits-redefining-perception-of-luxury/ Retrieved June 13, 2018

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The Company intends to cater to a more health-conscious, discerning, premium-conscious audience by using high quality ingredients, higher-end, luxury bespoke packaging, and pricing the product at a luxury price point. The Company believes there is a market for such a product as the world migrates towards more premium products and becomes more affluent. In 2015, the global “super-premium” spirits market was valued at $33 billion.4

Supplier sales (DISCUS counts only sales from spirit producers; distributor and on- and off-premise sales may differ) were up 4 percent, while volumes rose 2.6 percent to 226 million cases, up 5.8 million cases from 2016 with the strongest growth in the premium and super premium categories.5

The Company intends on taking advantage of this growth by ensuring its product is priced at and considered super-premium. This will allow the Company to enter into the market at a higher price point than some of the competition.

Hemp-derived CBD Infused Beverages:

The CBD market is expected to see an estimated 45% CAGR in US retail sales from 2018 to 2024 ($18.4B). Growth is being driven by a confluence of factors. On the demand front, consumer awareness and acceptance of CBD are increasing, benefitting from a general normalization of cannabis through the rise of legal state markets and CBD’s association with broader health and wellness categories(6).

In addition, hemp-derived CBD infused beverages is a booming new category to watch, estimated to reach $1.4B in the US alone in the next 5 years(7).

Shifting consumer trends have been favoring functional beverages for some time, and kombucha, kefir, and coconut water are just a few of a wide range of drinks popularized by their association with health and wellness. With a notable slowing of demand for sugary sodas and other sugary drinks, industry players are looking to reinvigorate growth by expanding their product portfolios. Recent media reports suggest that Coca-Cola is interested in making investments in cannabis infused beverages, and CBD-based beverages complement investments in sports drinks and other wellness beverages.

Canaccord believes the majority of CBD sales will continue to be in markets with sizable legal cannabis sales. Beyond e-commerce, retail distribution is currently largely through dispensaries, specialty health and wellness stores, vitamin and supplement stores, convenience and grocery stores, and fitness centers. Following passage of the Farm Bill, mass retail is likely to grow faster than other channels, driving the bulk of sales toward traditional retail in coming years(8).

Design, Manufacturing & Production

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Super-Premium Spirits:

The Company’s flagship super-premium spirits product, Elegance Vodka’s bottle design is that of a fine cut diamond, which has been custom designed, tooled and manufactured; that sits in a custom-made gold electro-plated base stand. The hexagonal closure is also unique and bespoke, having been custom designed to suit the overall package. All of these custom designed, molded and produced packaging elements combine to offer a unique super-premium luxury drinking experience, which is an attractive value proposition for retailers and on-premise locations such as bars and restaurants. Elegance Vodka is also presented in a customized gift box and the Company anticipates a majority of its sales originating from the retail packaged alcohol “gifting” category. This channel allows retailers to trade up on revenues and capture higher margins when compared to other vodka brands.

The Company has a manufacturing agreement in place with Australian Boutique Spirits Pty Ltd which is the Company’s Australian manufacturing partner for Elegance Vodka.

The Company commenced production around April 2018, with an initial production order allocated for its first production run. The first production run had an initial lead time of around 150 days which subsequently experienced delays as a result of the minimum order quantities (MOQ) for all relevant items to over 245 days, as procurement of all materials requires considerable management of associated items.

_______________
4 Allied Market Research, TMR, US Distilled Spirits Council, IWSR Global Review

5 http://www.nightclub.com/operations/high-end-and-super-premium-spirits-lead-way-to-growth Retrieved June 13, 2018

6 http://www.zenithglobal.com/articles/2351?+US+cannabis+based+drinks+market+to+pass+%241+billion+in+2022

7 8 Canaccord Genuity Global Industry Research 9 September 2019

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Product Pricing

Super-Premium Spirits:

The Company expects that its 750 mL bottles of Elegance Vodka will constitute 80% of the Company’s eventual sales of Elegance Vodka. The Company has not made any sales to date and is in the process of negotiating distribution contracts with its already established relationships. The Company is anticipating selling each case of 750mL bottles for $299.00 (six bottles). The distributor price is expected to be around $420.00. Thereafter, retailers will most likely price the product at $99 per bottle, which would allow retailers to capture industry standard margins.

The Company also intends to produce a limited supply of 1,750 mL bottles. It is expected that these bottles will only constitute 20% of the Company’s sales of Elegance Vodka. The Company is anticipating selling each case of 1,750mL bottles for $753.00 (six bottles). The distributor price is expected to be around $1,061.00. Thereafter, retailers will most likely price the product at $249 per bottle, which would allow retailers to capture industry standard margins.

Marketing Plan & Growth Strategy

The Company intends on marketing its vodka world-wide; however, the initial marketing thrust will be within the United States.

The Company initially intends to engage in strategic marketing relationships with influencers, celebrities, other luxury brands, selective high-end retailers, and nightlife locations. This, the Company believes, will assist with the growth and “buzzmarketing” of the brand.

As of the date of this Prospectus, the Company is in the process of negotiating distribution contracts with established distributors as well as cultivating relationships with retailers, bars and restaurants interested in carrying the Company’s super premium vodka. The Company believes that its product is a luxury item that will appeal to nightclubs for bottle service, millennials who prefer higher end spirits, and high-end spirit retailers.

The Company is also actively working on establishing strategic marketing relationships with influencers and celebrities and intends to establish a share compensation program for such relationships where the Company will provide shares of the Company (non-voting) in exchange for influencer and celebrity endorsements of its products. The Company believes this is vital in order to keep the influencers and celebrities that agree to promote and speak about its product through social media outlets engaged.

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Currently, the company is negotiating strategic partnerships with Southern Glazer’s Wine and Spirits for initial distribution throughout California, Florida and Nevada. In addition, discussions are being held with several large distributors in Canada.

The Company’s CEO Amit Raj Beri has strategic relationships with distributors Coca-Cola Amatil and Vanguarde in Australia and New Zealand. In the UK, he has strategic partnerships with Mangrove UK. The Company expects to bring these longstanding relationships to bear in relation to distribution of its vodka in those jurisdictions in the near future.

The Company then hopes to achieve both vertical integration and horizontal integration. Vertical integration will come in the form of manufacturing and production efficiencies by seeking to own as many parts of the value chain as possible, while horizontal integration will come in the form of bolt-on acquisitions -in other words, purchasing or otherwise acquiring brands or products that fit with the luxury spirit ethos of the Company.

The Company does not intend to only produce grape-distilled vodka, but also hopes to expand the “Elegance” brand through other premium/luxury product developments. For example, the Company has completed a strategy and developed early stage proof of concepts for an “Elegance Whiskey”.

Hemp and CBD Infused Beverages:

Product pricing for Gorilla Hemp Energy Drink and other hemp and CBD infused beverages is to be determined after assessing consumer demand factors.

Geographic Territory

The Company intends to operate worldwide. Initially, it will look to deploy its products in the United States, Canada and Europe and then expand to other countries worldwide.

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Regulatory Environment

Super-Premium Spirits:

In the United States, at the federal level, the Alcohol and Tobacco Tax and Trade Bureau of the United States Treasury Department regulates the wine and spirits industry with respect to production, blending, bottling, sales, advertising, and transportation of beverage alcohol products. Similar regulatory regimes exist in each state, as well as in most of the non-U.S. jurisdictions where we intend to sell our products. In addition, distilled spirits products are subject to customs duties or excise taxation in many countries, including in the United States, at the federal, state, and local level.

Hemp and CBD Infused Beverages:

On December 20, 2018 the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) was officially signed into law by President Donald Trump. The bill outlined the annual spending to be made by the US Department of Agricultural and contained key regulations relating to industrial hemp. Importantly, the bill removed industrial hemp from the definition of marijuana, effectively de-scheduling hemp and removing it from the purview of the Controlled Substances Act (CSA). This also had the effect of removing hemp-derived CBD from the CSA and the jurisdiction of the Drug Enforcement Agency (DEA). Accordingly, it is now legal for these products to be manufactured, distributed and sold throughout the United States. It is important to note that CBD extracted from non-hemp varietals of the cannabis plant is beyond the cover offered by the Farm Bill(9).

While the 2018 Farm Bill removed hemp from the definition of marijuana and thus from the purview of the Controlled Substances Act, questions regarding federal legality of hemp-derived CBD products persist. Issues include CBD products ingested orally, marketing CBD products with medical claims and labelling. Following the passage of the Farm Bill, then-FDA Commissioner Scott Gottlieb, while acknowledging CBD’s therapeutic value, issued a statement saying the FDA maintained the authority to regulate products containing cannabis and its constituents under the federal Food, Drug and Cosmetic Act. The FDA has yet to establish regulations allowing hemp-derived CBD products to be lawfully marketed as food products or dietary supplements. If a CBD product is sold along with therapeutic claims, the general rule is that it cannot be sold without express FDA approval, or an FDA monograph if it is an over-the-counter product(9).

9 Canaccord Genuity Global Industry Research 9 September 2019

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Milestones

From January 2020 to January 2021, the Company hopes to reach the following milestones:

•	Launch Elegance Vodka in all 50 U.S. states. Note: Elegance Vodka is already launched in CA, NV & FL with Southern Glazers Wine & Spirits & MHW Limited.

•	Launch Elegance Vodka in Australia with Australian Boutique Spirits being the distributor. Supply first order of Elegance Vodka to Coles Liquor Group in Australia, which is confirmed for ranging in their liquor stores.

•	Launch Elegance Vodka in the middle Est via African & Eastern Group

•	Launch Elegance Vodka in India Via Monica Group

•	Launch Elegance Vodka via Top Brands Panama (Duty Free)

•	Execute all key marketing initiatives to promote and market Elegance Vodka brand in the on-premise, via large industry trade-shows and consumer focused marketing initiatives.

•	The above launch strategies along with marketing support and new inventory support will require around US$2,500,000 in capital. The above launch and revenue strategies will deliver US$8,000,000 in revenue.

•	Launch Gorilla Hemp CBD energy drink with an initial order of 3,000 cases. Launch planned for end of January 2020.

•	Scale Gorilla Hemp CBD energy drink in 20 USA largest states with a focus on convenience stores, gas stations and mass market retail , UK via a licencing deal, Europe via a licensing deal.

•	Scale Gorilla Hemp CBD energy drink via a direct Business to Consumer, direct ship model. Custom website development to start in January 2020.

•	Launch a ”New Tequila” brand in a partnership with a prominent NFL athlete, with brand strategy, launch strategy and formulation strategy underway. New Tequila brand to be launched in Q3 2020, with the brand being the world’s first “Athlete focused” tequila brand. Packaging and formula innovations to be again very unique, disruptive and with the “wow” factor like Elegance Vodka.

•	Utilize existing Elegance Vodka Route to market strategies for scale of New Tequila Brand. Employ new key senior management and scale our internal sales and marketing personnel to deliver sales revenues targets and marketing strategies.

Competition

Super-Premium Spirits:

The distilled spirits industry is highly competitive. The Company will compete against many global, regional, and local brands in a variety of categories of alcoholic beverages, but it expects to compete primarily in the industry’s premium-and-higher price categories. The products will compete based on taste, product quality, brand image, and price - all in response to consumer preferences.

The Company intends to set a new benchmark in what consumers consider super-premium. Although there is a lot of competition in the vodka category, Elegance Vodka will seek to win over consumers via its unique product offering that sets a new benchmark in high-end, luxury, super-premium vodka.

Although there are no known comparables to Elegance Vodka in the vodka category, as all mainstream brands are stuck in their standard packaging and value to consumer offering as outlined in the table below, Elegance Vodka can be compared with Clase Azul tequila and Casamigos tequila. Both brands started a new super-premium trend in the mainstream tequila category by elevating their products and setting the prevailing standard for those categories.

Below is a sample of the competition and their approximate prices (individual 750 mL bottle MSRP shown).

Beluga Vodka	$54.99
Crystal Head Vodka	$44.99
Absolut Elyx Vodka	$32.99
Grey Goose Vodka	$32.99
Ciroc Vodka	$24.99
Belvedere Vodka	$20.99

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Hemp and CBD Infused Beverages:

Brands remain fragmented in this space. While brands from Charlotte’s Web, CV Sciences, and Green Roads occupy the top slots for market share, it is expected that consolidation, as well as new and recent entrants with substantial resources, could challenge the status quo.

Estimates of the Top 10 CBD brands are:

Charlotte’s Web
CV Sciences
Green Roads
Medterra
Irwin Naturals
CBDfx
CBDistillery
Garden of Life
Social CBD
Medical Marijuana Inc.

Source: Brightfield Group

Notably, the brands referenced above do not have much leverage to the beverages space, allowing us the opportunity to grow within this segment.

Seasonality

Our growth is expected to exhibit a seasonal pattern that reflects variations when consumer spirits, specifically vodka, and other beverages, are not consumed such as during dry periods or non-holiday periods. Our growth may be impacted by this seasonality. Internationally, we expect each market to demonstrate more predictable seasonal patterns as our service offering in each market becomes more established and we have a longer history to assess such patterns.

Employees

We currently have no employees that are our officers and one (1) employees that aren’t our officers. One (1) of these persons currently receive a salary and some have been compensated with Voting Common Stock and consulting fees.

Certain officers were paid of $45,011 in consulting fees through various companies for their services related to the company.

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DESCRIPTION OF PROPERTY

The Company owns no real property. It currently uses space at 8500 Wilshire Blvd, suite 700B, Beverly Hills, CA 90211. With the proceeds from this Offering, the Company intends to procure appropriate office space as discussed in our section entitled “Use of Proceeds.”

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
”
and the Financial Statements and Shares thereto, included elsewhere in this Offering. The balance sheet data from inception through the period ended May 31, 2018 are derived from our audited financial statements and the balance sheet data for September 30, 2018 are derived from our reviewed financial statements.

	As of June 30, 2019	As of December 31, 2018

TOTAL ASSETS	$793,409	$623,614

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Related Party Payable	$698,575	$698,575

TOTAL LIABILITIES	$698,5757	$714,729

TOTAL STOCKHOLDERS’ DEFICIT	$(366,413)	$(91,115)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$793,409	$623,614

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

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BUSINESS

Elegance Brands, Inc. (the “Company”), formerly known as Elegance Spirits, Inc., was formed on October 30, 2017 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

As of the date of the financial statements, there were two classes of stock in the Company:

1. Voting Common Stock and
2. Non-Voting Common Stock.

The total number of shares of both classes of stock the Company was authorized to issue was 110,000,000 shares, 55,000,000 of which were Voting Common Stock and 55,000,000 of which were Non-Voting Common Stock. The Shares being sold in this Offering were all Non-Voting Common Stock.

Subsequent to the date of the financial statements, in August 2019 the Company effectuated a 6.35375-for-1 outstanding stock split and increased the authorized stock to 250,000,000 shares of Common Stock across both classes of stock. The two classes of stock in the Company were amended to:

1. Super
Voting
Common Stock, replacing the voting stock; and
2.
Voting Common Stock
, replacing the non-voting stock.

The total number of shares of both classes of stock the Company is currently authorized to issue is 250,000,000 shares, 100,000,000 of which are Super
Voting
Common Stock and 150,000,000 of which are
Voting
Common Stock.

Description of Rights of Classes of Stock

All shares of Non-Voting Common Stock (currently
Voting Common Stock
) shall be identical and shall at every meeting of the stockholders be entitled to one (1) vote for each share of the capital stock held by such stockholder. The Shares to be issued pursuant to this Offering will be
Voting
Common Stock. All holders of shares of Super
Voting
Common Stock (which are not being sold in this Offering) shall be identical and shall at every meeting of the stockholders be entitled to twenty (20) votes for each share of the capital stock held by such stockholder. All of the other terms (except for voting) of the
Voting
Common Stock shall be identical to the Super
Voting
Common Stock.

Description of Preferred Stock

To date, the Company has not designated any of the authorized stock as preferred stock, however, at some time in the future, the Company may designate some of its authorized stock as preferred stock. Such preferred stock may have preference over the common stock in terms of dividends and voting.

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Description of Preferred Stock

To date, the Company has not designated any of the authorized stock as preferred stock, however, at some time in the future, the Company may designate some of its authorized stock as preferred stock. Such preferred stock may have preference over the common stock in terms of dividends and voting.

Description of Warrants

The Company currently does not have any warrants outstanding.

Results of Operations

The period of October 30, 2017 (date of inception) to December 31, 2017, and January 1, 2018 to December 31,
2018. The interim period is from January 1, 2019 to June 30, 2019

Revenue.

Our fiscal year end is December 31. We did not have any activity from October 30, 2017 through December 31, 2017, and there were no assets, liabilities, revenues or expenses at or for the 2-month period ended December 31, 2017. There were no revenues for the year ended December 31, 2018 because we were in the process of obtaining Regulation A+ regulatory approval to raise capital. And there were no revenues for the period ended June 30, 2019 as we were in the process of raising capital.

Operating Expenses. We had no operating expenses for the period ended December 31, 2017. Operating expenses for the year ended December 31, 2018 were $253,006. Operating expenses for the period ended June 30, 2019 were $73,440.

Net Loss
. Net Loss from operations was $253,006 while total net loss for the year ended December 31, 2018 was $293,002. This is not equal to the Operating Expenses since the Company recorded a loss of $39,996 on the extinguishment of notes payable during that start-up period. This loss was attributed to the extension of $149,700 in notes payable that have a provision that if not paid by the maturity date of September 14, 2018, the notes may be extended upon mutual agreement by the Company and the note holders; upon extension, the note holders will each receive additional shares of stock that cumulatively amount to 199,980 shares. Net loss for the interim period ended June 30, 2019 was $73,411.

Liquidity and Capital Resources

The Company had net cash of $100,119 as of December 31, 2018 and $15,438 as of June 30, 2019.

During the period from January 1, 2019 to June 30, 2019, the Company used $100,844 cash to cover the operating expenses. $73,411 was paid for general and administrative expenses, $11,279 was paid for related party, and $16,154 was paid for accounts payable. The Company raised $259,360 of cash from stock subscriptions and used $196,197 on syndication expenses and $47,000 on related party loan. In total, the Company used $344,041 in cash for operating and financing activities.

During the year ended December 31, 2018, the Company used $496,852 cash to cover the operating expenses. $97,956 was general and administrative expenses and $155,050 was related party consulting and marketing service expenses. We have $213,495 in Deferred Syndication Expenses and $310,000 in Related Party Prepaid Inventory. In total we used $710,347 in cash for Operating and Financing expenses.

During the period of October 30, 2017 (date of inception) to December 31, 2017 we had no cash. During the year ended December 31, 2018, $810,466 in cash was provided from financing activities. Of this $698,575 was from the issuance of related party notes and $111,891 was from the issuance of voting common stock. $213,495 was used for Deferred Syndication Expenses.

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Related Party Transactions

Prepaid Inventory
The Company had a manufacturing agreement for inventory purchases with Europa International Pty Ltd., an affiliated company, which was subsequently absorbed by Australian Boutique Spirits Pty Ltd, which is owned by one of the Company’s officers. As of December 31, 2018, the Company has advanced the related party $310,000, for inventory purchases. As of June 30, 2019, the Company has advanced the related party $321,279, for inventory purchases.

Accounts Payable
During the year ended December 31, 2018, a related party advanced funds to pay certain operating expenses. As of December 31, 2018, the Company has accounts payable to the related party, in the amount of $8,000, which is included under accounts payable on the accompanying balance sheet.

As of June 30, 2019, the Company has notes payable with various stockholders totaling $698,575. The balloon payment notes are not secured, do not bear interest nor have monthly payments, and are due through January 2020. Management will pay these notes payable when the Company has raised sufficient capital to repay them.

Notes Payable
As of December 31, 2018, the Company has notes payable with various stockholders totaling $698,575. The balloon payment notes are not secured, do not bear interest or have monthly payments, and were due through January 2019. Management will pay these notes payable when the Company has raised sufficient capital to repay them.

There are $149,700 in notes payable that have a provision that if not paid by the maturity date of September 14, 2018, the notes may be extended upon mutual agreement between the Company and the note holders. Upon extension, the note holders will each receive additional shares of stock that cumulatively amount to 199,980 shares of Voting Common Stock (1,270,624 shares of Super Common Stock after stock split). The $149,700 in notes payable were re-issued and the 199,980 shares of Voting Common Stock (1,270,624 shares of Super Common Stock after stock split) issued for $39,996, which is reflected as a loss on extinguishment of notes payable in the Company’s statement of operations and comprehensive loss.

Notes Receivable
As of June 30, 2019, the Company has $47,000 notes receivable with Europa Group USA LLC, one of the Company’s major shareholders. The note is not secured, does not bear interest nor have monthly payments, and is due on demand.

Consulting and Marketing Services
The Company has paid contractual consulting service expenses of $45,011 to its officers, $85,761 to its stockholders, and $6,475 to a related party for the year ended December 31, 2018. The Company has also paid a total sum of $35,606 to a Company officer for marketing expenses for the year ended December 31, 2018. At December 31, 2018, there is no payable related to these services.

Commitments
The Company had a commitment to purchase $800,000 in intellectual property from Australian Boutique Spirits Pty Ltd. related to vodka formulation and method of manufacturing, product branding and packaging, and supplier contacts. The commitment is payable upon such time as the Regulation A+ filing is complete and the Company is successfully raising capital. On January 5, 2019, Australian Boutique Spirits Pty Ltd. reduced the Company’s purchase price of intellectual property from $800,000 to $1.

The Company has a commitment with a stockholder to pay up to $250,000 in advisory fees subject to capital being successfully raised and collected in the Regulation A+ filing.

Intellectual Property Assignment

On April 20, 2018, the Company entered into an agreement for the assignment and purchase of intellectual property for the Elegance Vodka brand from Australian Boutique Spirits Pty Ltd, an Australian proprietary limited company that owned the Elegance Vodka brand. The Company had agreed to pay $800,000 within seven (7) days of the closing of a financing from this Offering. This was not an arm’s length transaction as our CEO, Amit Raj Beri is also the Sole Director/Secretary of Australian Boutique Spirits Pty Ltd. On January 5, 2019, the Company successfully negotiated a reduction in the Company’s purchase price of intellectual property from $800,000 to $1. In doing so, the Company procured access to significant intellectual property to advance its operations on favorable terms.

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to launch our developing and producing our product, procuring the appropriate licenses, trademarking and protecting our brand, marketing efforts, entering in new markets, and making strategic alliances.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we are still in the startup phase and have only recently launched the Company, we have data for revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue during 2017 through June 30, 2019.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office

Executive Officers

Amit Raj Beri	CEO, CFO, President, Secretary, Director	41 years	October 30, 2017 to present

Elizabeth Cardillo	Chief Marketing Officer	27 years	October 30, 2017 to present

Directors

Stan Bharti	Chairman of the Board of Directors	67 years	September 23, 2019 to present

Amit Raj Beri	Director	41 years	October 30, 2017 to present

Sahil Beri	Director	32 years	October 2, 2019 to present

Directors, Executive Officers and Significant Employees

Mr. Beri and Ms. Cardillo currently reside in California. Mr. Bharti currently resides in Toronto.

The number of personnel hired by Elegance will scale based upon funds raised in the offering and as operating needs warrant.

Elegance Brands board members serve unless and until a successor is elected and qualified. Business board members will not receive compensation for attendance in board meetings but may be reimbursed for reasonable expenses incurred during the course of their performance. Personnel currently serving as officers and board members of Elegance Brands include:

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Stan Bharti
– Chairman of the Board of Directors

Mr. Bharti is the Founder of Forbes & Manhattan, business consultant, international financier, and seasoned entrepreneur. He has more than 30 years’ professional experience in business, finance, markets, operations and more. Mr. Bharti is involved in numerous philanthropic causes.

Amit Raj Beri
– Chief Executive Officer, Chief Financial Officer, and Secretary

Raj Beri is a true innovator with over 20 years of business experience and several successful exits in the alcohol, beverages and consumables industries.

He founded Europa International in 2008 and was its CEO from 2008 till July 2017. Europa is an international manufacturer and marketer of alcohol beverages, predominantly in spirits and ready to drink beverages. In September 2017, Raj Beri founded Elegance Brands Inc. as an international manufacturer and marketer of super premium vodka and spirits. He brings almost 10 years of experience in the beverage alcohol industry with a track record of success in sales, marketing, new distribution, and a history of introducing new innovations into new global markets. His companies are all direct beverage manufacturers and marketers, with a core focus on brand building, innovation and a strategic focus on new beverage consumption trends. Europa has successfully launched a number of leading brands and has undertaken key R&D which has subsequently led to the development of the burgeoning vodka and spirits portfolio within Elegance Brands. Raj’s vision is to create new alcohol, spirits and beverage consumption trends and launch the leading brands of the future with Elegance Brands. On a personal note, Raj is involved in a number of charities and philanthropic causes.

Sahil Beri
– Director, Operations Manager

Sahil has a Masters in Pharmacy and undertaking a PHD in Pharmacology and is responsible for creation of beverage formulations and innovations. He has a pharmaceutical background focused on the food and beverage industry. Sahil has designed over 45 recipes for spirits, ready to drink beverages, liqueurs and other beverages.

Elizabeth Cardillo - Chief Marketing Officer

From a very young age Elizabeth Cardillo had a flair for fashion. Upon graduating from high school in 2008, Elizabeth moved to Los Angeles and in 2012 graduated with an associates degree in Marketing from the Fashion Institute of Design & merchandizing.

Elizabeth from 2012 started her career initially as a sales associate and by 2014 was the Operations Manager for Glamour Closet LLC; a company responsible for large revenue streams in the fashion industry.

Elizabeth in 2015 competed and won the title for Miss Pennsylvania USA. She then in 2015 went on to compete in the nationally televised Miss USA pageant.

With a penchant for design, style and luxury, she along with her partner, Raj Beri, set out to create a luxury Vodka business that was unlike any other. And so, Elegance Vodka was born. All aspects of the luxury brand were created to appeal to the modern consumer: a low calorie, gluten free, small batch Vodka packaged with flair from the fashion industry.

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COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

From October 30, 2017 to
December 31,
2019, the Company has paid consulting fees to its officers, directors or significant employees in the amount of $155,050. The Company may hire additional officers in the future and pay them directly and may choose to compensate its directors in the future. Elizabeth Cardillo and Amit Raj Beri are married.

Name Executive Officers	Capacity in which compensation was received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)

Amit Raj Beri	CEO, CFO, President and Secretary	$0	$33,203	$33,203

Elizabeth Cardillo	Chief Marketing Officer	$0	$24,000	$24,000

Directors

Stan Bharti	Chairman of the Board of Directors	$0	$4,450,000	$4,450,000

Amit Raj Beri	Director	$0	$33,203	$33,203

Sahil Beri	Director	$0	$250,000	$250,000

Mr. Beri was compensated $17,803 for marketing services and $15,400 for consulting services. Ms. Cardillo was compensated $24,000 through Europa USA, LLC, a major shareholder, controlled by Mr. Beri, for marketing services.

On September 11, 2019, the Company entered into an agreement with Stan Bharti to provide consulting services related to marketing. Mr. Bharti shall receive 8,900,000 shares of the Company’s Super Common Shares in exchange for his services. A copy of the agreement was previously filed under a Form 1-U.

On October 2, 2019, the Company, through written consent, elected Mr. Sahil Beri, the brother of the Company’s CEO, to the Board of Directors. On October 3, 2019, the Company entered into an agreement with Sahil Beri, the brother of the Company’s CEO, for services related to business development. In exchange for such services, Mr. Beri is to receive 500,000 shares of the Company’s super common stock. Mr. Beri is not receiving any cash compensation under the agreement. A copy of the agreement was previously filed under a Form 1-U.

Employment Agreements

In the future, the Company may enter into formal employment agreements with its Executive Officers.

Biographical information regarding the above individuals can be found in our offering circular.

Item 4. Security Ownership of Certain Beneficial Owners and Management

Employment Agreements

In the future, the Company may enter into formal employment agreements with its Executive Officers.

Broker Dealer Agreements

The Company has agreed to pay Sageworks Capital LLC, a service fee equal to 1% on all funds raised in the Offering. Sageworks will also be paid $10,000 for filing fees and FINRA will be paid $8,000.

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Other Agreements

The Company has entered into an agreement with Europa USA, LLC (“Europa”) for marketing services. This agreement was entered into in January 2018. Europa USA, LLC has received 8,250,000 shares of Voting Common Stock (52,418,477 shares of Super Common Stock after stock split).

On March 12, 2018, the Company entered into an agreement with Gordon Bijelonic, an individual for services related to promotion and media for the Elegance Vodka brand. In addition, Mr. Bijelonic has received 250,000 shares of Voting Common Stock (1,588,439 shares of Super Common Stock after stock split), as founder’s shares.

After May 31, 2018, the Company entered into an agreement with the Vice President of Business Development, Nicholas Ventura. In exchange for promotional and media efforts, including the procurement of talent and media personalities for endorsement as well as entertainment space licensing development, In addition, Mr. Ventura has received 250,000 shares of Voting Common Stock (1,588,439 shares of Super Common Stock after stock split), as founder’s shares.

On March 13, 2018, the Company entered into an agreement with VC Media Partners for production, market testing, and overall marketing services related to the offering contemplated under Regulation A+. In accordance with the agreement, VC Media Partners is tasked with coordinating counsel, the audit for the Company, all testing the waters materials, development of production materials, development of roadshow decks and other marketing materials. On October 17, 2018, the Company and VC Media Partners amended their agreement to clarify that the agreement between the Company and VC Media Partners is solely for marketing advisory services; that VC Media Partners is not engaged in any sales functions; VC Media Partners compensation is NOT tied to the outcome of the raise; and, at no point has VC Media Partners accepted any investment with respect to the Company. Furthermore, the Company and VC Media Partners agreed to amend the compensation to include payments of up to $250,000 based on various milestones. This agreement has since been rescinded.

In April 2018, the Company entered into an agreement with Zach Proctor. Mr. Proctor is recognized as a spirits consultant and brand ambassador and was contracted to promote and market the Company’s product, Elegance Vodka throughout Canada. Thereafter, Mr. Proctor is expected to focus his efforts on introductions within the United States market and then, the United Kingdom market. The term of the agreement is one year. In exchange for the services, Mr. Proctor shall receive a total of $128,000.

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Loan Agreements

In March 2018, Eric Baum, Five Points Capital Management, Rove Group, LLC and Jeffrey List entered into similar notes with the Company in exchange for $149,700. The notes were re-issued, during September 2018 and an additional 199,980 shares issued for $39,996, which is reflected as a loss on the extinguishment of debt in the statements of operations and comprehensive loss for the nine-month period ended September 30, 2018.

On April 24, 2018 the Company entered into a Memorandum of Understanding with SASAR Enterprises, LLC. SASAR lent the Company $199,750 with a six-month term for half of the loan ($99,875). In exchange for $250, SASAR received 250,000 shares of the Company’s Voting Stock (1,588,439 shares of Super Common Stock after stock split). For a contribution of half the loan principal ($99,875), SASAR received 250,000 shares of the Company’s Voting Stock (1,588,439 shares of Super Common Stock after stock split). The loan was repaid immediately resulting in a share purchase and SASAR holds 500,000 shares of the Company’s Voting Stock (3,176,877 shares of Super Common Stock after stock split).

On May 3, 2018 the Company entered into a Memorandum of Understanding with Mr. Gaurav Jain, an individual residing in Nevada. Mr. Jain lent the Company $199,500 with a six-month term at an interest rate of zero percent (0%). For a $500 contribution, Mr. Jain received 500,000 shares of the Company’s Voting Stock (3,176,877 shares of Super Common Stock after stock split).

On May 3, 2018 the Company entered into a Memorandum of Understanding with Mr. Vipul Shah, an individual residing in Nevada. Mr. Shah lent the Company $99,750 with a six-month term at an interest rate of zero percent (0%). For a contribution of $250, Mr. Shah received 250,000 shares of the Company’s Voting Stock (1,588,439 shares of Super Common Stock after stock split).

On May 3, 2018 the Company entered into a Memorandum of Understanding with Shah Energy, LLC located in Nevada and managed by Vinay Shah. Shah Energy lent the Company $49,845 with a six-month term at an interest rate of zero percent (0%). For a contribution of $125, Shah Energy, LLC received 125,000 shares of the Company’s Voting Stock (794,219 shares of Super Common Stock after stock split).

On July 5, 2018 the Company entered into a Memorandum of Understanding with Blair B. Eiler, an individual residing in South Carolina. Mr. Eiler lent the Company $50,000 for a term of six-months bearing an interest rate of zero (0%) percent.

On July 5, 2018 the Company entered into an agreement with Mr. Eiler to provide consulting services in exchange for 125,000 shares of the Company’s Voting stock (794,219 shares of Super Common Stock after stock split). The related $25,000 in stock-based compensation expense is reflected in general and administrative expenses in the Statement of Operations and Comprehensive Loss.

On July 5, 2018 the Company entered into a Memorandum of Understanding with Vincent Cardillo, an individual residing in Pennsylvania. Mr. Cardillo lent the Company $50,000 for a term of six-months bearing an interest rate of zero (0%) percent. Mr. Cardillo is the father of Elizabeth Cardillo.

On July 5, 2018 the Company entered into an agreement with Mr. Cardillo to provide consulting services in exchange for 125,000 shares of the Company’s Voting stock (794,219 shares of Super Common Stock after stock split). The related $25,000 in stock-based compensation expense is reflected in general and administrative expenses in the Statement of Operations and Comprehensive Loss.

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Memorandum of Understanding with Australian Boutique Spirits Pty Ltd.

On April 21, 2018, the Company entered into a Memorandum of Understanding with Australian Boutique Spirits Pty Ltd. (ABS) which is operated by Sahil Beri. Mr. Beri is our CEO’s brother. ABS is a beverage manufacturing company in Western Sydney, NSW, Australia. ABS has agreed to manufacture alcohol products for the Company. As the Company orders products, ABS will price the order at 10% over the cost of the manufacturing based on a Statement of Work submitted by the Company to ABS. ABS will guarantee the pricing in the Statement of Work for a period of sixty (60) days from the execution date of the Statement of Work.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of two directors. For further clarity, Amit Raj Beri has been the sole director since the start of the qualification of the securities by the Securities Exchange Commission.:

•	Stan Bharti Amit Raj Beri Sahil Beri

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

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Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board member,s, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by Delaware law subject to the corporation’s receipt of any undertaking required thereby. The provisions of this article of the Company’s Bylaws shall be deemed to constitute a contract between the Company and each director or officer who serves in such capacity at any time while this article and the relevant provisions of Delaware law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this article of the Company’s Bylaws, and any repeal of any such provisions or of such article of the Company’s Bylaws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this article of the Company’s Bylaws is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The rights of indemnification and advancement provided by this article of the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock as of the date of the Regulation A+ offering:

	Super Common Stock Shares Prior to Offering	%	Super Common Stock Shares After Offering	Voting %	Common Stock Prior to Offering	%	Common Stock After Offering	%
Amit Raj Beri (1)	52,418,477	59.0%	52,418,477	56.3%	0	0	0	0
Cloverfield Capital Corp. (2)	10,801,383	12.2%	10,801,383	11.6%	0	0	0	0
Stan Bharti	8,900,000	10.0%	8,900,000	9.6%	0	0	0	0
Nick Ventura	1,588,439	1.8%	1,588,439	1.7%	0	0	0	0
TOTAL	73,708,299	82.9%	73,708,299	79.3%	0	0	0	0
__________
(1)	These shares were previously held by Europa USA, LLC, an entity which is controlled by CEO Amit Raj Beri.

(2)	Cloverfield Capital Corp. is controlled by Duvdevan Pty Ltd ATF Duvdevan Family Trust.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Common Stock shareholder shall have one (1) vote per share. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Common Stock issued pursuant to this Offering Circular have limited voting rights, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

There is one other class of stock outstanding in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

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There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is Two Hundred Fifty Dollars ($250.00) (the “Minimum Subscription”). A subscription for Two Hundred Fifty Dollars ($250.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Alan T. Schiffman, CPA, PC to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

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ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (
e.g.,
a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (
e.g.
, an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

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Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

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INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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Elegance Brands, Inc.

Audited Financial Statements for the Year Ended December 31, 2018
Unaudited Interim Financial Statements for the six months ended June 30, 2019

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Elegance Brands, Inc.
Table of Contents December 31, 2018

F-1

Alan T. Schiffman, CPA, PC
Financial Strategists Business Consultants
1166 Dimock Lane Naples, FL 34110
Telephone 239-595-0314; Fax 239-594-7984
Email: ats@naplescpa.net Website: alantschiffman.com

Independent Auditor’s Report

To the Shareholders and Board of Directors of
Elegance Brands, Inc.
Beverly Hills, CA

Report on the Financial Statements

We have audited the accompanying financial statements of Elegance Brands, Inc. which comprise the balance sheets as of December 31, 2018 and June 30, 2019 and the related statements of Operations, Shareholders’ Equity and cash flows for the year ended December 31, 2018 and the six months ended June 30, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elegance Brands, Inc. as of December 31, 2018 and June 30, 2019 and the related statements of Operations, Shareholders’ Equity and cash flows for the year ended December 31, 2018 and the six months ended June 30, 2019, and the related notes to the financial statements in accordance with generally accepted accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 11 to the financial statements, during August and September 2019, the Company executed a stock split, amended the terms of its Regulation A offering, and changed its name.

Alan T. Schiffman, CPA, PC
Naples, Florida
February 24, 2020

F-2

Elegance Spirits, Inc.
Balance Sheet
December 31, 2018

ASSETS

Assets:

Cash	$100,119
Deferred Syndication Expenses	213,495
Related Party Prepaid Inventory	310,000
Total Assets	$623,614

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Accounts Payable	$16,154
Related Party Notes Payable	698,575
Total Liabilities	714,729

Stockholders’ Deficit:
Super Common Stock: $.001 Par Value; 100,000,000 Shares Authorized; 80,000,000 Shares Issued and Outstanding	12,591
Common Stock: $.001 Par Value; 150,000,000 Shares Authorized; No Shares Issued and Outstanding	-
Additional Paid-in Capital	189,296
Retained Deficit	(293,002)

Total Stockholders’ Deficit	(91,115)

Total Liabilities and Stockholders’ Deficit	$623,614

See Notes to Financial Statements

F-3

Elegance Spirits, Inc. Statement of Operations and Comprehensive Loss Year Ended December 31, 2018

Income:	$-

Expenses:
General and Administrative Expenses	97,956
Related Party Consulting and Marketing Services	155,050

Net Loss from Operations	253,006

Other Income (Expense):
Interest Income	215
Loss on Extinguishment of Notes Payable	(39,996)

Total Other Income (Expense)	(39,781)

Net Loss Prior to Provision for Income Taxes	293,002

Provision for Income Taxes	-

Net Loss	293,002

Other Comprehensive Income	-

Comprehensive Loss	$293,002

See Notes to Financial Statements

F-4

Elegance Spirits, Inc. Statements of Changes in Stockholders’ Deficit Year Ended December 31, 2018

	Super				Additional		Total
	Common Stock		Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at January 1, 2018	-	$-	-	$-	$-	$-	$-

Issuance of Voting Common Stock	77,140,937	12,141	-	-	99,750	-	111,891

Issuance of Voting Common Stock for Related Party Consulting Services	1,588,439	250	-	-	49,750	-	50,000

Issuance of Voting Common Stock for Extinguishment of Debt	1,270,624	200	-	-	39,796	-	39,996

Net Loss	-	-	-	-	-	(293,002)	(293,002)

Balance at December 31, 2018	80,000,000	$12,591	-	$-	$189,296	$(293,002)	$(91,115)

See Notes to Financial Statements

F-5

Elegance Spirits, Inc. Statement of Cash Flows Year Ended December 31, 2018

Cash Flows from Operating Activities:
Net Loss	$(293,002)
Adjustments to Reconcile Net Loss to Net
Cash from Operating Activities:
Related Party Consulting Services	50,000
Loss on Extinguishment of Notes Payable	39,996

Change in Operating Assets and Liabilities:
Related Party Prepaid Inventory	(310,000)
Accounts Payable	16,154

Net Cash Used in Operating Activities	(496,852)

Cash Flows From Financing Activities:
Deferred Syndication Expenses	(213,495)
Proceeds from Related Party Notes Payable	698,575
Issuance of Voting Common Stock	111,891

Net Cash Provided by Financing Activities	596,971

Net Increase in Cash	100,119

Cash - Beginning of Year	-

Cash - End of Year	$100,119

Non-Cash Transactions:
Shares Provided for Issuance of Related Party	$50,000
Consulting Services
Shares Issued for Extinguishment of Related Party Notes Payable	$39,996
Deferred Syndication Expenses paid with Accounts Payable	$8,000

See Notes to Financial Statements

F-6

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Elegance Spirits, Inc. (the “Company”), was formed on October 30, 2017 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

The Company’s fiscal year end is December 31. The Company did not have any activity from October 30, 2017 through December 31, 2017, and there were no assets, liabilities, revenues or expenses at or for the 2-month period ended December 31, 2017. Therefore, the financial statements reflect the Company’s activity solely for the year ended December 31, 2018.

The Company is a manufacturer and distributor of a luxury vodka brand. The company uses 100% organic Australian grapes and charcoal-filtered Australian rain water to produce its vodka. The Company recognizes that there is consumer demand for premium quality beverages. The Company is bringing a premium vodka brand to the market with the objective to meet the consumer demand for a superior spirit. Management’s mission is to create something unique and special in both quality and appearance for the customer. The Company intends to initially distribute its luxury vodka brand in the western and central United States.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Deferred Syndication Expenses

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification number 340-10-S99-1,
Other Assets and Deferred Costs
, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceeds of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred syndication expenses if a securities offering is aborted. At December 31, 2018, the Company has not received any gross proceeds related to the Regulation A+ offering that was approved on December 26, 2018.

F-7

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability, and reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk).

Income Taxes

The Company is taxed as a C Corporation under the Internal Revenue Code and a similar section of the state code. All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2018, there is one year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

F-8

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Accounting Standards Issued But Not Yet Effective

Leases -
In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02,
Leases (Topic 842)
which was updated by FASB ASU 2018-10,
 Codification Improvement to Leases
, and FASB ASU 2018-11,
Targeted Improvements.
The new lease standard requires lessees to recognize virtually all leases as right-of-use assets and lease liabilities on the balance sheet, as well as disclose key information regarding leasing arrangements. The new lease standard also requires the separation of the lease agreement from other contract components, such as maintenance services. The guidance in this standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. Management is currently evaluating this guidance and the impact it will have on the financial statements.

Fair Value Measurement -
In August 2018, the FASB issued ASU 2018-13,
Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement.
This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management is currently evaluating this guidance and the impact it will have on the financial statements.

NOTE 2 - RISKS AND UNCERTANTIES

The Company did not generate any revenue for the year ended December 31, 2018. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate equity financing or commence operations. Failure to secure equity financing or commence operations could adversely affect the Company’s ability to achieve its business objective and the results of its operations.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

F-9

NOTE 4 - DEFFERED SYNDICATION EXPENSES

As of December 31, 2018, the Company has $213,495 in deferred syndication expenses that are related to its securities offering. The securities offering expenses are primarily comprised of legal and marketing expenses.

NOTE 5 - RELATED PARTY TRANSACTIONS

Prepaid Inventory
The Company had a manufacturing agreement for inventory purchases with Europa International Pty Ltd., an affiliated company, which was subsequently absorbed by Australian Boutique Spirits Pty Ltd, which is owned by one of the Company’s officers. As of December 31, 2018, the Company has advanced the related party $310,000, for inventory purchases.

Accounts Payable
During the year ended December 31, 2018, a related party advanced funds to pay certain operating expenses. As of December 31, 2018, the Company has accounts payable to the related party, in the amount of $8,000, which is included under accounts payable on the accompanying balance sheet.

Notes Payable
As of December 31, 2018, the Company has notes payable with various stockholders totaling $698,575. The balloon payment notes are not secured, do not bear interest or have monthly payments, and were due through January 2019. Management will pay these notes payable when the Company has raised sufficient capital to repay them.

There are $149,700 in notes payable that have a provision that if not paid by the maturity date of September 14, 2018, the notes may be extended upon mutual agreement between the Company and the note holders. Upon extension, the note holders will each receive additional shares of stock that cumulatively amount to 199,980 shares of Voting Common Stock (1,270,624 shares of Super Common Stock after stock split). The $149,700 in notes payable were re-issued and the 199,980 shares of Voting Common Stock (1,270,624 shares of Super Common Stock after stock split) issued for $39,996, which is reflected as a loss on extinguishment of notes payable in the Company’s statement of operations and comprehensive loss.

Consulting and Marketing Services
The Company has paid contractual consulting service expenses of $45,011 to its officers, $85,761 to its stockholders, and $6,475 to a related party for the year ended December 31, 2018. The Company has also paid a total sum of $35,606 to a Company officer for marketing expenses for the year ended December 31, 2018. At December 31, 2018, there is no payable related to these services.

F-10

NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

Commitments
The Company had a commitment to purchase $800,000 in intellectual property from Australian Boutique Spirits Pty Ltd. related to vodka formulation and method of manufacturing, product branding and packaging, and supplier contacts. The commitment is payable upon such time as the Regulation A+ filing is complete and the Company is successfully raising capital.

The Company has a commitment with a stockholder to pay up to $250,000 in advisory fees subject to capital being successfully raised and collected in the Regulation A+ filing.

NOTE 6 - COMMON STOCK

Description of Rights of Classes of Stock

Description of Common Stock
All shares of common stock shall be identical and are voting (entitled to vote). The shares to be issued pursuant to this offering will be voting common stock. All holders of shares of super common stock (which are not being sold in this offering) shall be identical and shall at every meeting of the stockholders be entitled to twenty (20) votes for each share of the capital stock held by such stockholder. All of the other terms of the common stock shall be identical to the super common stock, except for the right of first refusal that attaches to the voting common stock, as explained in this offering circular and in the Company’s bylaws.

Description of Preferred Stock
To date, the Company has not designated any of the authorized stock as preferred stock. However, at some time in the future, the Company may designate some of its authorized stock as preferred stock. Such preferred stock may have preference over the common stock in terms of dividends and voting.

NOTE 7 - PROVISION FOR INCOME TAXES

Deferred tax benefits are evaluated annually by management to determine the likelihood of realization. A valuation allowance is applied to those benefits which are deemed more likely than not to be unrealized in the future.

The Company has no current federal or state tax provision at December 31, 2018.

The Company has approximately $60,000 in deferred tax asset from net operating losses for the year ended December 31, 2018, and a related full valuation allowance. The net operating loss can be carried forward indefinitely.

NOTE 8 - MARKETING EXPENSES

The Company paid $3,695 in marketing expenses for the year ended December 31, 2018, which is included in both general and administrative expenses and related party consulting and marketing services on the accompanying statement of operations and comprehensive loss.

F-11

NOTE 9 - FAIR VALUE MEASUREMENTS

Due to their short term nature, the carrying values of cash, deferred syndication expenses, related party prepaid inventory, accounts payable and related party notes payable approximate their fair values at December 31, 2018.

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

Warrants
The Company entered into a marketing services agreement with a vendor for the performance of syndication related services, which includes a provision to grant warrants upon the successful completion of the Regulation A+ initial filing. The specific terms of the warrants allow for the purchase of up to 600,000 Regulation A+ non-voting common stock offered. The warrants become active upon the completion of the Regulation A+ offering, have a duration of 3 years, and an exercise price of $nil per warrant.

Broker-Dealer Agreement
The Company entered into a broker-dealer agreement to pay a service fee equal to 1%, or $500,000, of all funds raised in the Regulation A+ filing.

Litigation
In the normal course of business, the Company may become a party to litigation matters involving claims against it. At December 31, 2018, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 11 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 12, 2019, the date the financial statements were available to be issued, and there were no subsequent events to report other than the following:

Related Party Commitments

On January 5, 2019, Australian Boutique Spirits Pty Ltd. reduced the Company’s purchase price of intellectual property from $800,000 to $1.

On February 1, 2019, the stockholder terminated its right to receive up to $250,000 associated with a successful capital raise.

Warrants
The Company terminated its relationship with the vendor related to the performance of syndication and related services for breach of contract and has not issued any warrants subsequent to the successful completion of the Regulation A+ filing.

Stock Split
As of June 30, 2019, the Company had issued 12,591,000 shares of Voting Common Stock (80,000,000 shares of Super Common Stock after stock split) 25,936 shares of Non-Voting Common Stock for investors (164,791 shares of Common Stock after stock split). The reserved nonvoting stock will be issued upon completion of Regulation A+ offering. They are considered issued for financial statement reporting purposes.

In August 2019, the Company effectuated a 6.35375-for-1 outstanding stock split and increased the authorized stock to 250,000,000 shares of Common Stock across both classes of stock. The two classes of stock in the Company were amended to:

1.	Super Common Stock, replacing the voting stock; and

2.	Common Stock, replacing the non-voting stock.

The total number of shares of both classes of stock the Company is authorized to issue is 250,000,000 shares, 100,000,000 of which are Super Common Stock and 150,000,000 of which are Common Stock.

On August 12, 2019, the Company amended the terms of its offering to offer Units, each consisting of one Common Stock and one-half of one Warrant. Additional information may be found in the Company’s filings on Form 253G2.

Name Change
The Company changed its name from Elegance Spirits, Inc. to Elegance Brands, Inc. on September 11, 2019, to better reflect the nature of the business and its operations.

F-12

Elegance Brands, Inc.
Balance Sheet As of June 30, 2019

ASSETS
Assets:
Cash	$15,438
Deferred Syndication Expenses	409,692
Related Party Prepaid Inventory	321,279
Related Party Notes Receivable	47,000
Total Assets	$793,409

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Liabilities:
Related Party Notes Payable	$698,575
Total Liabilities	698,575

Stockholders’ Equity:
Super Common Stock: $.001 Par Value; 100,000,000 Shares Authorized; 80,000,000 Shares Issued and Outstanding	12,591
Common Stock: $.001 Par Value; 150,000,000 Shares Authorized; 164,791 Shares Issued and Outstanding	259,360
Additional Paid-in Capital	189,296
Retained Deficit	(366,413)
Total Stockholders’ Equity	94,834
Total Liabilities and Stockholders’ Equity	$793,409

See Notes to Financial Statements

F-13

Elegance Brands, Inc.
Statement of Operations and Comprehensive Loss
Period Ended June 30, 2019

Income:	$-

Expenses:
General and Administrative Expenses	(73,440)
Net Loss from Operations	(73,440)

Other Income (Expense):
Interest Income	29
Total Other Income (Expense)	29
Net Loss Prior to Provision for Income Taxes	(73,411)
Provision for Income Taxes	-
Net Loss	(73,411)
Other Comprehensive Income	-
Comprehensive Loss	(73,411)

See Notes to Financial Statements

F-14

Elegance Brands, Inc.
Statements of Changes in Stockholders’ Equity
Period Ended June 30, 2019

	Super				Additional		Total
	Common Stock		Common Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at January 1, 2019	80,000,000	$12,591	-	$ -	$189,296	$ (293,002)	$ (91,115)

Common Stock Issuance	-	-	164,791	259,360	-	-	259,360

Net Loss	-	-	-	-	-	(73,411)	(73,411)

Balance at June 30, 2019	80,000,000	$12,591	164,791	$259,360	$189,296	$ (366,413)	$94,834

See Notes to Financial Statements

F-15

Elegance Brands, Inc.
Statement of Cash Flows
Period Ended June 30, 2019

Cash Flows from Operating Activities:
Net Loss	$(73,411)
Adjustments to Reconcile Net Loss to Net Cash from Operating Activities:
Change in Operating Assets and Liabilities:
Related Party Prepaid Inventory	(11,279)
Accounts Payable	(16,154)
Net Cash Used in Operating Activities	(100,844)
Cash Flows From Financing Activities:
Deferred Syndication Expenses	(196,197)
Related Party Notes Receivable	(47,000)
Reserved non-Voting Common Stock	259,360
Net Cash Provided by Financing Activities	16,163
Net Decrease in Cash	(84,681)
Cash - As of January 1, 2019	100,119
Cash - As of June 30, 2019	$15,438

See Notes to Financial Statements

F-16

Elegance Brands, Inc.
Notes to Financial Statements
Period Ended June 30, 2019

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Elegance Brands, Inc. (the “Company”), formerly known as Elegance Spirits Inc with its name changed on September 11, 2019, was formed on October 30, 2017 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware.

The Company’s fiscal year end is December 31. The unaudited interim financial statements reflect the Company’s activity for the period end June 30, 2019.

The Company is a manufacturer and distributor of luxury spirits and diversified beverages. For its brand Elegance Vodka, the company uses 100% organic Australian grapes and charcoal-filtered Australian rain-water to produce its vodka. The Company recognizes that there is consumer demand for premium quality beverages. The Company is bringing a premium vodka brand to the market with the objective to meet the consumer demand for a superior spirit and is innovating across new categories of beverages in different segments. Management’s mission is to create something unique and special in both quality and appearance for the customer. The Company intends to initially distribute its luxury vodka brand in the western and central United States and intends to develop and distribute new categories of beverages nationally across the United States.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Deferred Syndication Expenses

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification number 340-10-S99-1,
Other Assets and Deferred Costs
, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceeds of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred syndication expenses if a securities offering is aborted. At June 30, 2019, the Company has received $259,360 related to the Regulation A+ offering that was approved on December 26, 2018.

F-17

Elegance Brands, Inc.
Notes to Financial Statements
Period Ended June 30, 2019

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability, and reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk).

Income Taxes

The Company is taxed as a C Corporation under the Internal Revenue Code and a similar section of the state code. All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of June 30, 2019, there are two years open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

F-18

Elegance Brands, Inc.
Notes to Financial Statements
Period Ended June 30, 2019

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Accounting Standards Issued But Not Yet Effective

Leases -
In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02,
Leases (Topic 842)
which was updated by FASB ASU 2018-10,
Codification Improvement to Leases
, and FASB ASU 2018-11,
Targeted Improvements.
The new lease standard requires lessees to recognize virtually all leases as right-of-use assets and lease liabilities on the balance sheet, as well as disclose key information regarding leasing arrangements. The new lease standard also requires the separation of the lease agreement from other contract components, such as maintenance services. The guidance in this standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. Management is currently evaluating this guidance and the impact it will have on the financial statements.

Fair Value Measurement -
In August 2018, the FASB issued ASU 2018-13,
Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement.
This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management is currently evaluating this guidance and the impact it will have on the financial statements.

NOTE 2 - RISKS AND UNCERTANTIES

The Company did not generate any revenue for the period ended June 30, 2019. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate equity financing or commence operations. Failure to secure equity financing or commence operations could adversely affect the Company’s ability to achieve its business objective and the results of its operations.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

F-19

Elegance Brands, Inc.
Notes to Financial Statements
Period Ended June 30, 2019

NOTE 4 - DEFFERED SYNDICATION EXPENSES

As of June 30, 2019, the Company has $409,692 in deferred syndication expenses that are related to its securities offering. The securities offering expenses are primarily comprised of legal and marketing expenses.

NOTE 5 - RELATED PARTY TRANSACTIONS

Prepaid Inventory
The Company had a manufacturing agreement for inventory purchases with Europa International Pty Ltd., an affiliated company, which was subsequently absorbed by Australian Boutique Spirits Pty Ltd, which is owned by one of the Company’s officers. As of June 30, 2019, the Company has advanced the related party $321,279, for inventory purchases.

Notes Payable
As of June 30, 2019, the Company has notes payable with various stockholders totaling $698,575. The balloon payment notes are not secured, do not bear interest nor have monthly payments, and are due through January 2020. Management will pay these notes payable when the Company has raised sufficient capital to repay them.

Notes Receivable
As of June 30, 2019, the Company has $47,000 notes receivable with Europa Group USA LLC, one of the Company’s major shareholders. The note is not secured, does not bear interest nor have monthly payments, and is due on demand.

Commitments
The Company had an original commitment to purchase $800,000 in intellectual property from Australian Boutique Spirits Pty Ltd. related to vodka formulation and method of manufacturing, product branding and packaging, and supplier contacts. On January 5, 2019, Australian Boutique Spirits Pty Ltd. reduced the Company’s purchase price of intellectual property from $800,000 to $1.

F-20

Elegance Brands, Inc.
Notes to Financial Statements
Period Ended June 30, 2019

NOTE 6 - COMMON STOCK

Description of Rights of Classes of Stock

Description of Common Stock

All shares of common stock shall be identical and are voting (entitled to vote). The shares to be issued pursuant to this offering will be voting common stock. All holders of shares of super common stock (which are not being sold in this offering) shall be identical and shall at every meeting of the stockholders be entitled to twenty (20) votes for each share of the capital stock held by such stockholder. All of the other terms of the common stock shall be identical to the super common stock, except for the right of first refusal that attaches to the common stock, as explained in this offering circular and in the Company’s bylaws.

Description of Preferred Stock

To date, the Company has not designated any of the authorized stock as preferred stock. However, at some time in the future, the Company may designate some of its authorized stock as preferred stock. Such preferred stock may have preference over the common stock in terms of dividends and voting.

NOTE 7 - PROVISION FOR INCOME TAXES

Deferred tax benefits are evaluated annually by management to determine the likelihood of realization. A valuation allowance is applied to those benefits which are deemed more likely than not to be unrealized in the future.

The Company has no current federal or state tax provision at June 30, 2019.

The Company has approximately $110,000 in deferred tax asset from net operating losses as of June 30, 2019, and a related full valuation allowance. The net operating loss can be carried forward indefinitely.

NOTE 8 - MARKETING EXPENSES

The Company paid $368 in marketing expenses for the period ended June 30, 2019, which is included in general and administrative expenses on the accompanying statement of operations and comprehensive loss.

NOTE 9 - FAIR VALUE MEASUREMENTS

Due to their short term nature, the carrying values of cash, deferred syndication expenses, related party prepaid inventory, related party notes receivable and related party notes payable approximate their fair values at June 30, 2019.

F-21

Elegance Brands, Inc.
Notes to Financial Statements
Period Ended June 30, 2019

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

Broker-Dealer Agreement
The Company entered into a broker-dealer agreement to pay a service fee equal to 1%, of all funds raised in the Regulation A+ filing, equivalent to a maximum of $498,750 under the Total Maximum Offering.

Litigation
In the normal course of business, the Company may become a party to litigation matters involving claims against it. At June 30, 2019, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 11 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 24, 2019, the date the financial statements were available to be issued, and there were no subsequent events to report other than the following:

Stock Split

As of June 30, 2019, the Company had issued 12,591,000 shares of Voting Common Stock (80,000,000 shares of Super Common Stock after stock split) 25,936 shares of Non-Voting Common Stock for investors (164,791 shares of Common Stock after stock split). The reserved nonvoting stock will be issued upon completion of Regulation A+ offering.

In August 2019, the Company effectuated a 6.35375-for-1 outstanding stock split and increased the authorized stock to 250,000,000 shares of Common Stock across both classes of stock. The two classes of stock in the Company were amended to:

1. Super Common Stock, replacing the voting stock; and
2. Common Stock, replacing the non-voting stock.

The total number of shares of both classes of stock the Company is authorized to issue is 250,000,000 shares, 100,000,000 of which are Super Common Stock and 150,000,000 of which are Common Stock.

On August 12, 2019, the Company amended the terms of its offering to offer Units, each consisting of one Common Stock and one-half of one Warrant. Additional information may be found in the Company’s filings on Form 253G2.

Name Change
The Company changed its name from Elegance Spirits, Inc. to Elegance Brands, Inc. on September 11, 2019, to better reflect the nature of the business and its operations.

F-22

PART III: EXHIBITS

Index to Exhibits

Description	Item Exhibit
Articles and Amendments	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Certificate of Designation	Item 17.3	1A-3
Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion	Item 17.12	1A-12
Testing the Waters	Item 17.13	1A-13
Additional Exhibits	Item 17.15	1A-15

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on
February 24, 2020.

Elegance Brands, Inc.,

/s/ Amit Raj Beri
By: Amit Raj Beri Chief Executive Officer and Director (principal executive officer) February 24, 2020

/s/ Amit Raj Beri
By: Amit Raj Beri Chief Financial Officer and Director (principal financial and accounting officer) February 24, 2020

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

This offering statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Elegance Brands, Inc.,

/s/ Amit Raj Beri
By: Amit Raj Beri Chief Executive Officer and Chairman of the Board of Directors (principal executive officer) February 24, 2020

/s/ Amit Raj Beri
By: Amit Raj Beri Chief Financial Officer and Director (principal financial and accounting officer) February 24, 2020

62